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UNIT CORPORATION
RESTRUCTURING SUPPORT AGREEMENT
May 22, 2020

This Restructuring Support Agreement (together with the exhibits and schedules attached hereto, as each may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”),1 dated as of May 22, 2020, is entered into by and among the following parties:

(i)Unit Corporation (“Unit Corp.”) and those certain additional subsidiaries of Unit Corp. listed on Schedule 1 hereto (such subsidiaries and Unit Corp. each a “Debtor” and, collectively, the “Debtors”);
(ii)(A) the undersigned holders of claims (the “RBL Secured Claims”) arising under that certain Senior Credit Agreement dated as of September 13, 2011 (as amended, restated, modified, supplemented, or replaced from time to time prior to the Petition Date, the “RBL Credit Agreement”) among Unit Corp., Unit Drilling Company, and Unit Petroleum Company, as borrowers, BOKF, NA dba Bank of Oklahoma, as administrative agent (in such capacity, the “RBL Agent”), and the lenders party thereto from time to time (in such capacity, the “RBL Lenders”) (such holders, together with their respective successors and permitted assigns and any subsequent RBL Lender that may become in accordance with Section 13 and/or Section 14 hereof signatory hereto, collectively, the “Consenting RBL Lenders”); and (B) the RBL Agent; and

(iii)the undersigned holders (or investment advisors, sub-advisors, or managers for the account of such holders) of the senior subordinated notes issued pursuant to that certain Indenture, dated as of May 18, 2011 among Unit Corp., each of the guarantors party thereto, and Wilmington Trust, National Association (as successor to Wilmington Trust FSB), as trustee (in such capacity, the “Subordinated Notes Indenture Trustee”), as supplemented by that certain First Supplemental Indenture, dated as of May 18, 2011 among Unit Corp., each of the guarantors party thereto, and the Subordinated Notes Indenture Trustee, as trustee, and as further supplemented by that certain Second Supplemental Indenture dated as of January 7, 2013, among Unit Corp., each of the guarantors party thereto, and the Subordinated Notes Indenture Trustee, as trustee (as amended, restated, modified, supplemented, or replaced from time to time prior to the Petition Date, the “Subordinated Notes Indenture”), for the 6.625% senior subordinated notes due 2021 (the “Subordinated Notes,” and the claims against the Debtors on account thereof, the “Subordinated Notes Claims”) (such holders, together with their respective

[1] Unless otherwise noted, capitalized terms used but not immediately defined herein shall have the meanings ascribed to them at a later point in this Agreement or in the Term Sheet (as defined herein), as applicable.

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successors and permitted assigns and any subsequent holder of Subordinated Notes that may become in accordance with Section 13 and/or Section 14 hereof signatory hereto, collectively, the “Consenting Noteholders,” and together with the Consenting RBL Lenders, the “Restructuring Support Parties”).

This Agreement collectively refers to the Debtors and the Restructuring Support Parties as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, it is anticipated that certain restructuring transactions (the “Restructuring”), including a joint plan of reorganization for the Debtors (the “Plan”) on terms consistent with the restructuring term sheet attached hereto as Exhibit A (as may be amended, restated, supplemented, or otherwise modified from time to time in accordance herewith, the “Term Sheet”) and incorporated herein by reference pursuant to Section 2 hereof, will be implemented through jointly administered voluntary cases commenced by the Debtors (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (as amended, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), pursuant to the Plan, which will be filed by the Debtors in the Chapter 11 Cases in accordance with the Milestones set forth in Section 4 of this Agreement.
NOW, THEREFORE, in consideration of the promises, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:
AGREEMENT
1.RSA Effective Date. This Agreement shall become effective, and the obligations contained herein shall become binding upon the Parties, upon the first date (such date, the “RSA Effective Date”) that this Agreement has been executed by all of the following: (i) each Debtor; (ii) holders of at least two thirds of the aggregate outstanding principal amount of RBL Secured Claims against the Debtors (as of the relevant date, the “Required Consenting RBL Lenders”); and (iii) holders of at least two thirds of the aggregate outstanding principal amount of Subordinated Notes Claims against the Debtors (as of the relevant date, the “Required Consenting Noteholders,” and collectively with the Required Consenting RBL Lenders, the “Required Restructuring Support Parties”).
2.Exhibits and Schedules Incorporated by Reference. Each of the exhibits attached hereto and any schedules to such exhibits (collectively, the “Exhibits and Schedules”) is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include the Exhibits and Schedules. In the event of any inconsistency between this Agreement (without reference to the Exhibits and Schedules) and the Exhibits and Schedules, this Agreement (without reference to the Exhibits and Schedules) shall govern, provided, however, that to the extent of any conflict between the terms of this Agreement (without reference to the Exhibits and Schedules) and the portion of an Exhibit or Schedule that describes the terms of the

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DIP Facility or the Exit Facility, the terms of such portion of the Exhibits or Schedules so describing the terms of the DIP Facility and the Exit Facility, as applicable, shall control. For the avoidance of doubt, to the extent of any conflict between the terms of this Agreement and the terms of the DIP Facility Documents or the Exit Facility Documents, the terms of the DIP Facility Documents and Exit Facility Documents shall control.

3.Definitive Documentation.
(a)The definitive documents and agreements governing the Restructuring (collectively, the “Definitive Documentation”) shall include:
(i)the Plan and all exhibits thereto, including the Plan Supplement;
(ii)Confirmation Order;
(iii)Disclosure Statement;
(iv)the solicitation materials with respect to the Plan (collectively, the “Solicitation Materials”);
(v)(A) the interim order authorizing the Debtors to use cash collateral and obtain debtor-in-possession financing (the “Interim DIP Order”), (B) the final order authorizing the Debtors to use cash collateral and obtain debtor-in-possession financing (the “Final DIP Order” and, together with the Interim DIP Order, the “DIP Orders”), and (C) the debtor-in-possession credit agreement and all related documentation regarding the debtor-in-possession financing (collectively, the “DIP Facility Documents”);
(vi)all documentation related to the Exit Facility (collectively, the “Exit Facility Documents”);
(vii)all “first day” motions, applications, and other documents that any Debtor intends to file with the Bankruptcy Court and seeks to have heard on an expedited basis at the “first-day hearing” in the Chapter 11 Cases and any proposed orders related thereto; and
(viii)to the extent not included, any motions and related proposed orders seeking approval of each of the above.
(b)The Definitive Documentation identified in Section 3(a) not executed or in a form attached to this Agreement will, after the RSA Effective Date, remain subject to negotiation and completion. Upon completion, the Definitive Documentation shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and otherwise (i) in the case of the DIP Orders and the DIP Facility Documents, be in form and substance acceptable to (A) the Debtors and (B) the Consenting RBL Lenders holding a majority in dollar amount of the aggregate outstanding principal amount of the RBL Secured Claims held by all Consenting RBL Lenders as determined at the time of such consent (the “Majority

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Consenting RBL Lenders”); (ii) in the case of the Governance Documents, the Shareholders Agreement, the Registration Rights Agreement, the Management Incentive Plan, the Employment Agreements, the Warrant Package, and the Amended Separation Benefit Plan, (the Definitive Documents identified in this clause (ii), the “Reorganized Unit Documents”) be in form and substance acceptable to (A) the Debtors and (B) the Consenting Noteholders holding a majority in dollar amount of the aggregate outstanding principal amount of the Subordinated Notes Claims held by all Consenting Noteholders at the time of such consent (the “Majority Consenting Noteholders” and, together with the Majority Consenting RBL Lenders, collectively, the “Majority Restructuring Support Parties”), and (iii) in the case of the Exit Facility Documents, the Plan (other than the Reorganized Unit Documents), the Disclosure Statement, the Confirmation Order, the Disclosure Statement and Solicitation Motion (as defined below), the Solicitation Materials, and all other Definitive Documentation not previously identified in clauses (i) through (iii) of this Section 3(b), be in form and substance acceptable to (A) the Debtors, (B) the Majority Consenting RBL Lenders, and (C) the Majority Consenting Noteholders.
(c)The Debtors and the Consenting Noteholders will reasonably consult in good faith with the Consenting RBL Lenders regarding the Reorganized Unit Documents before such documents are filed with the Plan Supplement, consistent with the Term Sheet. If the terms of a Reorganized Unit Document materially and adversely affect the economic treatment of the Required Consenting RBL Lenders (or their rights) under the Plan, such document shall be in form and substance reasonably acceptable in all respects to the Required Consenting RBL Lenders.
4.Milestones. As provided in and subject to Section 6, the Debtors shall implement the Restructuring on the following timeline (each deadline, a “Milestone”):2
(a)no later than May 22, 2020 at 11:59 p.m. (prevailing Central Time), the Debtors shall commence the Chapter 11 Cases by filing petitions for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court (such filing date, the “Petition Date”);
(b)no later than one day after the Petition Date, the Debtors shall file with the Bankruptcy Court a motion seeking entry of the DIP Orders;
(c)no later than three days after the Petition Date, the Debtors shall have obtained entry by the Bankruptcy Court of the Interim DIP Order;
(d)no later than 15 days after the Petition Date, the Debtors shall file with the Bankruptcy Court: (i) the Plan; (ii) the Disclosure Statement; and (iii) a motion (the “Disclosure Statement and Solicitation Motion”) seeking, among other things, (A) conditional approval of the Disclosure Statement, (B) approval of

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procedures for soliciting, receiving, and tabulating votes on the Plan and for filing objections to the Plan, (C) approval of the Solicitation Materials, and (D) to schedule the hearing to consider final approval of the Disclosure Statement and confirmation of the Plan;

(e)no later than 15 days after the Petition Date, the Debtors shall have filed with the Bankruptcy Court a motion to establish a bar date for filing proofs of claim;
(f)no later than 35 days after the Petition Date, the Debtors shall have obtained entry by the Bankruptcy Court of the Final DIP Order;
(g)no later than 45 days after the Petition Date, the Debtors shall have commenced a solicitation of votes to accept or reject the Plan in accordance with the order approving the Disclosure Statement and Solicitation Motion;
(h)no later than 85 days after the Petition Date, the Debtors shall have obtained entry by the Bankruptcy Court of the Confirmation Order; and
(i)no later than 110 days after the Petition Date (the “Outside Date”), the Debtors shall have consummated the transactions contemplated by the Plan (the date of such consummation, the “Effective Date”), it being understood that the satisfaction or waiver of the conditions precedent to the Effective Date (as set forth in the Plan and the Term Sheet) are conditions precedent to the occurrence of the Effective Date.
Except as set forth in Section 21(c) of this Agreement, each of the Milestones may be extended or waived with the express prior written consent of the Majority Restructuring Support Parties.
5.Commitment of Restructuring Support Parties. Each Restructuring Support Party shall (severally and not jointly), solely as it remains the legal owner, beneficial owner, and/or investment advisor or manager of or with power and/or authority to bind any claims held by it, from the RSA Effective Date until the occurrence of a Termination Date (as defined in Section 11) applicable to such Restructuring Support Party:
(a)support and cooperate with the Debtors to take all actions reasonably necessary to consummate the Restructuring in accordance with the Plan and the terms and conditions of this Agreement and the Term Sheet;
(b)vote all of its claims against, or interests in, as applicable, the Debtors now or hereafter owned by such Restructuring Support Party (or for which such Restructuring Support Party now or hereafter has voting control over) to accept the Plan in accordance with the applicable procedures set forth in the Disclosure Statement and the Solicitation Materials, as approved by the Bankruptcy Court, and timely return a duly-executed ballot in connection therewith;
(c)not “opt out” (to the extent applicable) of any releases to be provided under the Plan;

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(d)not withdraw, amend, or revoke (or cause to be withdrawn, amended, or revoked) its tender, consent, or vote with respect to the Plan; provided, however, that (i) the votes of the Consenting RBL Lenders shall be immediately revoked and deemed void ab initio upon termination of this Agreement by the Required Consenting RBL Lenders in accordance with the terms hereof and (ii) the votes of the Consenting Noteholders shall be immediately revoked and deemed void ab initio upon termination of this Agreement by the Required Consenting Noteholders in accordance with the terms hereof;
(e)(1) in the case of the Consenting RBL Lenders, give any notice, order, instruction, or direction to the RBL Agent necessary to give effect to the Restructuring, and not give any notice, order, instruction, or direction to the RBL Agent to take any action inconsistent with such Consenting RBL Lender’s obligations under this Agreement; and (2) in the case of the Consenting Noteholders, give any notice, order, instruction, or direction to the Subordinated Notes Indenture Trustee necessary to give effect to the Restructuring, and not give any notice, order, instruction, or direction to the Subordinated Notes Indenture Trustee to take any action inconsistent with such Consenting Noteholder’s obligations under this Agreement;
(f)so long as no Consenting RBL Lender Termination Event has occurred, in the case of each Consenting RBL Lender that is a Lender Counterparty (as defined in the RBL Credit Agreement), (1) not cause to occur or deem to occur any Potential Event of Default, Event of Default, Termination Event, Additional Termination Event (each as defined in a Financial Contract) or any other event which could give rise to the right to delay payments or otherwise terminate any Financial Contract (as defined in the RBL Credit Agreement), including but not limited to any Event of Default pursuant to Sections 5(a)(vi) or 5(a)(vii) of any Financial Contract, as a result of (i) the Restructuring, the Plan, or the Chapter 11 Cases, or (ii) any acceleration of the RBL Credit Agreement or any other indebtedness of the Debtors as a result of any event described in the foregoing clause (i) and (2) expressly waives any right it may have under section 555 of the Bankruptcy Code to terminate any Financial Contract as a result of the Restructuring, the Plan, or the Chapter 11 Cases; provided, that, the foregoing shall not apply to any Lender Counterparty that has made a request to the applicable Debtor in writing on or prior to the date hereof to amend its applicable ISDA Schedule to conform the terms of such ISDA Schedule to contemplate the Restructuring, the Plan, or the Chapter 11 Cases in a manner consistent with the terms hereof, until such requested amendment, in form and substance mutually acceptable to the applicable Debtor and such Lender Counterparty, shall have been executed by the applicable Debtor;
(g)negotiate in good faith and use commercially reasonable efforts to execute (as applicable) and implement the Definitive Documents and the Restructuring;
(h)use commercially reasonable efforts to support and not object to, delay, impede, or take any other action inconsistent with the Restructuring (including the entry by the Bankruptcy Court of the DIP Orders), or propose, file, support, or vote for any

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restructuring, workout, or chapter 11 plan for any of the Debtors other than the Restructuring and the Plan (but without limiting consent, approval, or termination rights provided in this Agreement and the Definitive Documentation); and

(i)not object to the retention of Vinson & Elkins, L.L.P., Evercore Group L.L.C., and Opportune LLP.
Nothing in this Agreement and neither a vote to accept the Plan by any Restructuring Support Party nor the acceptance of the Plan by any Restructuring Support Party shall (x) be construed to prohibit any Restructuring Support Party from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Definitive Documentation, or exercising rights or remedies specifically reserved herein, (y) be construed to limit any Restructuring Support Party’s rights under any applicable indenture, credit agreement, other loan document, and/or applicable law or to prohibit any Restructuring Support Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as, from the RSA Effective Date until the occurrence of a Termination Date, such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement and are not for the purpose of hindering, delaying, or preventing the consummation of the Restructuring, or (z) impair or waive the rights of any Restructuring Support Party to assert or raise any objection permitted under this Agreement in connection with any hearing on confirmation of the Plan or in the Bankruptcy Court.
6.Commitment of the Debtors.
(a)Each of the Debtors:
(i)(A) agrees to (1) support and use reasonable best efforts to complete the Restructuring set forth in the Plan and this Agreement, (2) negotiate in good faith all Definitive Documentation that is subject to negotiation as of the RSA Effective Date, (3) use reasonable best efforts to complete the Restructuring set forth in the Plan in accordance with each Milestone set forth in Section 4 of this Agreement, and (4) obtain, file, submit, or register any and all required governmental, regulatory, and third-party approvals that are necessary or required for the implementation or consummation of the Restructuring or approval by the Bankruptcy Court of the Definitive Documents, and (B) shall not undertake any action inconsistent with the adoption and implementation of the Plan and the confirmation thereof;
(ii)agrees to timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of a trustee or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code, (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (iii) dismissing the Chapter 11 Cases, or (iv) modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable;

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(iii)agrees to not solicit proposals or offers for any chapter 11 plan or restructuring transaction (including, for the avoidance of doubt, a transaction premised on an asset sale under section 363 of the Bankruptcy Code) other than the Restructuring (an “Alternative Transaction”) received from a party other than the Restructuring Support Parties; provided, however, that, notwithstanding the foregoing, the Debtors and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to (i) consider, respond to, discuss, and negotiate unsolicited Alternative Transactions; (ii) provide access to nonpublic information concerning the Debtors to any person or entity that (A) provides an unsolicited Alternative Transaction; (B) executes and delivers to the Debtors a customary confidentiality agreement, which shall be in form and substance no less restrictive than the confidentiality agreement between (1) the Debtors and the RBL Agent and (2) the Debtors and the Ad Hoc Group, and otherwise acceptable to the Debtors; and (C) requests such information; and (iii) maintain or continue discussions or negotiations with respect to any unsolicited Alternative Transaction (the activities described in the immediately preceding clauses (ii) and (iii), “Alternative Transaction Negotiations”), provided that prior to engaging in any Alternative Transaction Negotiations, (y) the Debtors shall first inform and consult with counsel to the other Restructuring Support Parties (including regarding any request for access and the nature of the non-public information requested), and (z) the board of directors of Unit Corp. shall have determined in good faith (upon the advice of outside legal counsel) that (A) the failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, and (B) such Alternative Transaction is reasonably likely to lead to a transaction that is more favorable to the holders of claims against, or interests in, the Debtors than the Restructuring and is reasonably capable of being completed in accordance with its terms, taking into account all legal, financial, financing, conditionality, timing, and other aspects of such Alternative Transaction. The Debtors shall (x) provide a copy of any written offer or proposal (and notice of any oral offer or proposal) for an Alternative Transaction (including, for the avoidance of doubt, any unsolicited offers or proposals) received by the Debtors within three business days, and shall provide written notice of entry into a definitive agreement with respect to any Alternative Transaction to the counsel of the RBL Agent (to provide to the respective counsel for the Consenting RBL Lenders) and Consenting Noteholder Advisors within one business day, of the Debtors’ or their advisors’ receipt of such offer or proposal or of board approval of the entry into such definitive agreement (as applicable), (y) provide the Consenting Noteholder Advisors and RBL Agent Advisors with regular updates as to the status and progress of such Alternative Transaction; and (z) respond promptly to reasonable information requests and questions from the Consenting Noteholder Advisors and RBL Agent Advisors relating to such Alternative Transaction;

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(iv)agrees to promptly provide written notice to the Consenting Noteholder Advisors and the RBL Agent Counsel of (A) the occurrence, or failure to occur, of any event of which the Debtors has actual knowledge which occurrence or failure would be likely to cause any condition precedent contained in this Agreement not to occur or become impossible to satisfy, (B) the receipt of any written notice from any governmental authority or third party alleging that the consent of such party is or may be required in connection with the transactions contemplated by the Restructuring, or (C) receipt of any written notice of any proceeding commenced or, to the actual knowledge of the Debtors, threatened against the Debtors relating to or involving or otherwise affecting in any material respect the transactions contemplated by this Agreement or the Restructuring, or (D) a failure of the Debtors to comply in any material respect with a covenant or agreement to be complied with or by it hereunder;
(v)agrees to not adopt any new executive compensation or retention plans (other than the KERP), approve any executive bonuses, or retention payments, or terminate any employee whose termination would give rise to contractual severance obligations, without the prior written consent of the Majority Consenting Noteholders and the Majority Consenting RBL Lenders;
(vi)agrees to not make any material changes to its hedging program, except with the prior written consent of the Majority Restructuring Support Parties;
(vii)(A) with respect to Unit Corp., Unit Corp. agrees not to, and, as applicable, shall cause SPC Midstream Operating, L.L.C. to not, terminate, amend, waive the application of any provision of, or otherwise modify the Continuation Agreement (as defined below) or the Second Amended and Restated Limited Liability Company Agreement of Superior Pipeline Company, L.L.C., dated as of July 1, 2019; and (B) each of Unit Corp., Unit Drilling Company, and Unit Petroleum agrees to not, terminate, amend, waive the application of any provision of, or otherwise modify, that certain Standstill and Amendment Agreement, dated March 11, 2020, as amended by that certain First Amendment to Standstill and Amendment Agreement, dated April 15, 2020, that certain Second Amendment to Standstill and Amendment Agreement, dated April 17, 2020, that certain Third Amendment to Standstill and Amendment Agreement, dated May 4, 2020, that certain Fourth Amendment to Standstill and Amendment Agreement, dated May 15, 2020, and that certain Fifth Amendment to Standstill and Amendment Agreement, dated May 22, 2020, in each case, by and among Unit Corp., Unit Drilling Company, Unit Petroleum Company, and the RBL Agent (collectively, the “Standstill Agreement”); provided, however, that the expiration of the Standstill Period (as defined in the Standstill Agreement) shall not be considered a breach by the Debtors of this Agreement;

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(viii)agrees to not take any action that is inconsistent with, or is intended to interfere with, consummation of the Restructuring; and
(ix)to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring, agrees to negotiate in good faith with respect to appropriate additional or alternative provisions to address any such impediment.
        For the avoidance of doubt, nothing in this Section 6 shall be construed to limit or affect in any way (y) any Restructuring Support Party’s rights under this Agreement, including upon occurrence of any Termination Event, or (z) the Debtors’ ability to engage in marketing efforts, discussions, and/or negotiations with any party regarding financing in the Chapter 11 Cases. Notwithstanding anything to the contrary herein, any board of directors, board of managers, director, officer, or manager of any Debtor (in its capacity as such, each a “Debtor Agent”) shall be permitted to take or refrain from taking any action to the extent such Debtor Agent determines, in good faith based upon advice of outside legal counsel, that taking such action, or refraining from taking such action, as applicable, is reasonably required to comply with its fiduciary duties, and may take (or refrain from taking) such action without incurring any personal liability (any such action or inaction, a “Fiduciary Action or Inaction”); provided, however, that no Fiduciary Action or Inaction of a Debtor Agent permitted by the foregoing shall be deemed to prevent the Restructuring Support Parties (including any Consenting RBL Lender or Consenting Noteholder) from taking actions they are permitted to take pursuant to this Agreement as a result of such Fiduciary Action or Inaction, including terminating their obligations hereunder (including pursuant to Section 7 or Section 8); provided, further, that if any Debtor Agent makes a determination to take or refrain from taking any action pursuant to the foregoing that would otherwise be a material breach of a covenant or obligation of the Debtors under this Agreement, then the Debtors shall deliver written notice of such determination to the Restructuring Support Parties within one business day of such determination (a “Fiduciary Exception Notice”).
7.Consenting RBL Lender Termination Events. The Required Consenting RBL Lenders shall have the right, but not the obligation, upon written notice to the other Parties, to terminate the obligations of the Consenting RBL Lenders under this Agreement upon the occurrence of any of the following events, unless waived, in writing, by the Required Consenting RBL Lenders (each, a “Consenting RBL Lender Termination Event”):
(a)the failure of the Debtors to meet any of the Milestones in Section 4 unless (i) such failure is the direct result of any act, omission, or delay on the part of any Restructuring Support Party in violation of its obligations under this Agreement, or (ii) such Milestone is extended by the Majority Restructuring Support Parties in accordance with Section 4;
(b)the conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code;
(c)the appointment of a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases;

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(d)any Debtor (i) files, amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation in a manner that is inconsistent with this Agreement, or (ii) announces that it will no longer support the Restructuring, in each case without the prior consent of the Majority Consenting RBL Lenders;
(e)any Debtor joins in or supports any Alternative Transaction, or files any motion or application seeking authority to sell any assets, without the prior written consent of the Majority Restructuring Support Parties;
(f)the issuance of any ruling or order by any governmental authority, including the Bankruptcy Court, or any other court of competent jurisdiction, or other regulatory authority, enjoining or otherwise making impractical the substantial consummation of the Restructuring on the terms and conditions set forth in the Term Sheet or the Plan, or the commencement of any action by any governmental authority or other regulatory authority that could reasonably be expected to enjoin or otherwise make impractical the substantial consummation of the Restructuring on the terms and conditions set forth in the Term Sheet or the Plan; provided, however, that the Debtors shall have five business days after issuance of such ruling, order, or action to obtain relief that would allow consummation of the Restructuring in a manner that does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement;
(g)a material breach by any Debtor of any covenant of such Debtor set forth in this Agreement (it being understood and agreed that any actions required to be taken by the Debtors that are included in the Term Sheet attached to this Agreement but not in this Agreement are to be considered “covenants” of the Debtors, and therefore covenants of this Agreement, notwithstanding the failure of any specific provision in the Term Sheet to be contained in this Agreement) that could reasonably be expected to have an adverse impact on the Restructuring or the existence of an inaccuracy in any material respect in a representation or warranty of any Debtor as of the RSA Effective Date and, in either case (to the extent curable), such breach or inaccuracy remains uncured for a period of five business days after the receipt by the Restructuring Support Parties or the Debtors (as applicable) of written notice of such breach or inaccuracy;
(h)either (i) any Debtor and/or Restructuring Support Party files a motion, application, or adversary proceeding (or any Debtor and/or Restructuring Support Party supports any such motion, application, or adversary proceeding filed or commenced by any third party) asserting any cause of action against and/or with respect or relating to the RBL Secured Claims, the RBL Collateral (as defined in the Interim DIP Order) or any rights therein held by the holders of RBL Secured Claims; or (ii) the Bankruptcy Court (or any court with jurisdiction over the Chapter 11 Cases) enters an order providing relief against the interests of any Consenting RBL Lender with respect to any of the foregoing causes of action or proceedings;
(i)any Debtor terminates its obligations under and in accordance with this Agreement;

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(j)the Bankruptcy Court enters any order authorizing post-petition financing that is inconsistent in any material respect with this Agreement, the DIP Orders, or the DIP Term Sheet;
(k)the Required Consenting Noteholders terminate their obligations under and in accordance with this Agreement;
(l)a Fiduciary Exception Notice is delivered to the Restructuring Support Parties;
(m)the Standstill Agreement or the Continuation Agreement is terminated, or is amended or otherwise modified, or the application of any provision thereof is waived, in each case, without the prior written consent of the Majority Consenting RBL Lenders;
(n)the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any of the Debtors’ exclusive right to file a plan or plans of reorganization pursuant to section 1121 of the Bankruptcy Code;
(o)a court of competent jurisdiction has entered a final, non-appealable order or judgment declaring this Agreement to be unenforceable;
(p)the Bankruptcy Court enters an ordering granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code authorizing any party to proceed against any material asset of the Debtors or that would materially and adversely affect the Debtors’ ability to operate the Debtors’ businesses in the ordinary course; or
(q)the occurrence of an Event of Default (as defined in the DIP Facility Documents) under the DIP Facility.
8.Consenting Noteholder Termination Events. The Required Consenting Noteholders shall have the right, but not the obligation, upon written notice to the other Parties, to terminate the obligations of the Consenting Noteholders under this Agreement upon the occurrence of any of the following events, unless waived, in writing, by the Required Consenting Noteholders (each, a “Consenting Noteholder Termination Event,” and together with the Consenting RBL Lender Termination Events, the “Restructuring Support Party Termination Events”):
(a)the failure of the Debtors to meet any of the Milestones in Section 4 unless (i) such failure is the direct result of any act, omission, or delay on the part of any Restructuring Support Party in violation of its obligations under this Agreement, or (ii) such Milestone is extended by the Majority Restructuring Support Parties in accordance with Section 4;
(b)the conversion of one or more of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code;

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(c)the appointment of a trustee, receiver, or examiner with expanded powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code in one or more of the Chapter 11 Cases;
(d)any Debtor (i) files, amends or modifies, or files a pleading seeking authority to amend or modify, the Definitive Documentation in a manner that is inconsistent with this Agreement, or (ii) announces that it will no longer support the Restructuring, in each case without the prior consent of the Majority Consenting Noteholders;
(e)any Debtor joins in or supports any Alternative Transaction, or files any motion or application seeking authority to sell any assets, without the prior written consent of the Majority Restructuring Support Parties;
(f)the issuance of any ruling or order by any governmental authority, including the Bankruptcy Court, or any other court of competent jurisdiction, or other regulatory authority, enjoining or otherwise making impractical the substantial consummation of the Restructuring on the terms and conditions set forth in the Term Sheet or the Plan, or the commencement of any action by any governmental authority or other regulatory authority that could reasonably be expected to enjoin or otherwise make impractical the substantial consummation of the Restructuring on the terms and conditions set forth in the Term Sheet or the Plan; provided, however, that the Debtors shall have five business days after issuance of such ruling, order, or action to obtain relief that would allow consummation of the Restructuring in a manner that does not prevent or diminish in a material way compliance with the terms of the Plan and this Agreement;
(g)a material breach by any Debtor of any covenant of such Debtor set forth in this Agreement (it being understood and agreed that any actions required to be taken by the Debtors that are included in the Term Sheet attached to this Agreement but not in this Agreement are to be considered “covenants” of the Debtors, and therefore covenants of this Agreement, notwithstanding the failure of any specific provision in the Term Sheet to be contained in this Agreement) that could reasonably be expected to have an adverse impact on the Restructuring or the existence of an inaccuracy in any material respect in a representation or warranty of any Debtor as of the RSA Effective Date and, in either case (to the extent curable), such breach or inaccuracy remains uncured for a period of five business days after the receipt by the Restructuring Support Parties or the Debtors (as applicable) of written notice of such breach or inaccuracy;
(h)either (i) any Debtor and/or Restructuring Support Party files a motion, application, or adversary proceeding (or any Debtor and/or Restructuring Support Party supports any such motion, application, or adversary proceeding filed or commenced by any third party) asserting any cause of action against and/or with respect or relating to the Subordinated Notes Claims; or (ii) the Bankruptcy Court (or any court with jurisdiction over the Chapter 11 Cases) enters an order providing relief

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against the interests of any Consenting Noteholder with respect to any of the foregoing causes of action or proceedings;

(i)any Debtor terminates its obligations under and in accordance with this Agreement;
(j)the Bankruptcy Court enters any order authorizing post-petition financing that is inconsistent in any material respect with this Agreement, the DIP Orders, or the DIP Term Sheet and such inconsistency could reasonably be expected to have a material adverse effect on the Consenting Noteholders;
(k)the Required Consenting RBL Lenders terminate their obligations under and in accordance with this Agreement;
(l)a Fiduciary Exception Notice is delivered to the Restructuring Support Parties;
(m)the Continuation Agreement is terminated, or is amended or otherwise modified, or the application of any provision thereof waived, in each case, without the prior written consent of the Majority Consenting Noteholders;
(n)the Bankruptcy Court enters an order in the Chapter 11 Cases terminating any of the Debtors’ exclusive right to file a plan or plans of reorganization pursuant to section 1121 of the Bankruptcy Code;
(o)if any court of competent jurisdiction has entered a final, non-appealable order or judgment declaring this Agreement to be unenforceable;
(p)the Bankruptcy Court enters an ordering granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code authorizing any party to proceed against any material asset of the Debtors or that would materially and adversely affect the Debtors’ ability to operate the Debtors’ businesses in the ordinary course; or
(q)the occurrence of an Event of Default (as defined in the DIP Facility Documents) under the DIP Facility.
9.The Debtors’ Termination Events. Each Debtor may, upon notice to the Restructuring Support Parties, terminate its obligations under this Agreement upon the occurrence of any of the following events (each a “Debtor Termination Event,” and together with the Restructuring Support Party Termination Events, the “Termination Events”), in which case this Agreement shall terminate with respect to all Parties, subject to the rights of the Debtors to fully or conditionally waive, in writing, the occurrence of a Debtor Termination Event:
(a)a breach by a Restructuring Support Party (other than any Debtor) of any representation, warranty, or covenant of such Restructuring Support Party set forth in this Agreement that would reasonably be expected to have a material or adverse impact on the Restructuring or the consummation of the Restructuring that (to the extent curable) remains uncured for a period of 5 business days after the receipt by the Restructuring Support Parties of notice and description of such breach;

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provided, that (i) if the non-breaching Consenting Noteholders hold more than 66⅔% of the aggregate principal amount of Subordinated Notes Claims, the termination shall be effective only as to the breaching Consenting Noteholder and (ii) if the non-breaching Consenting RBL Lenders hold more than 66⅔% of the aggregate principal amount of RBL Secured Claims, the termination shall be effective only as to the breaching Consenting RBL Lender;
(b)if the board of directors or board of managers, as applicable, of any Debtor determines, in good faith based upon advice of outside legal counsel, that proceeding with the Restructuring (including the Plan or solicitation of the Plan) or taking any action (or refraining from taking any action) in relation thereto, would be inconsistent with the exercise of their fiduciary duties under applicable law;
(c)the Required Consenting RBL Lenders terminate their obligations under and in accordance with this Agreement;
(d)the Required Consenting Noteholders terminate their obligations under and in accordance with this Agreement; or
(e)the issuance by any governmental authority, including the Bankruptcy Court, any regulatory authority, or any other court of competent jurisdiction, of any ruling or order enjoining the substantial consummation of the Restructuring; provided, however, that the Debtors have made commercially reasonable, good faith efforts to cure, vacate, or have overruled such ruling or order prior to terminating this Agreement.

10.Mutual Termination; Automatic Termination. This Agreement and the obligations of all Parties hereunder may be terminated by mutual written agreement by and among (a) each of the Debtors and (b) each of the Restructuring Support Parties. This Agreement shall terminate automatically upon the occurrence of the Effective Date.
11.Effect of Termination. The earliest date on which termination of this Agreement as to a Party is effective in accordance with Sections 7, 8, 9 or 10 of this Agreement shall be referred to, with respect to such Party, as a “Termination Date.” Upon the occurrence of a Termination Date, the terminating Party’s and, solely in the case of a Termination Date in accordance with Section 10, all Parties’ obligations under this Agreement shall be terminated effective immediately, and such Party or Parties hereto shall be released from all commitments, undertakings, and agreements hereunder; provided, however, that each of the following shall survive any such termination: (a) any claim for breach of this Agreement that occurs prior to such Termination Date, and all rights and remedies with respect to such claims shall remain in full force and effect and not be prejudiced in any way by such termination; (b) the Debtors’ obligations in Section 15 of this Agreement accrued up to and including such Termination Date; and (c) Sections 11, 16, 18, 20, 21, 22, 23, 24, 25, 26, 27, 33, 34, and 35 hereof. The automatic stay applicable under section 362 of the Bankruptcy Code shall not prohibit a Party from taking any action necessary to effectuate the termination of this Agreement pursuant to and in accordance with the terms hereof.

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12.Cooperation and Support. The Debtors shall use commercially reasonable efforts to provide draft copies of all “first day” motions, applications, and other documents that any Debtor intends to file with the Bankruptcy Court to the RBL Agent Counsel and Consenting Noteholder Counsel at least five business days prior to the date when such Debtor intends to file such document or as soon as reasonably practicable. The Consenting RBL Lenders (acting through the RBL Agent) and the Consenting Noteholders shall use commercially reasonable efforts to provide all comments to all such documents by no later than two business days prior to the date when the Debtors intend to file such documents, and counsel to the respective Parties shall consult in good faith regarding the form and substance of any such proposed filing with the Bankruptcy Court. The Debtors shall use commercially reasonable efforts to provide draft copies of all other material pleadings any Debtor intends to file with the Bankruptcy Court to the RBL Agent Counsel and Consenting Noteholder Counsel at least two business days prior to filing such pleadings to the extent reasonably practicable. The Consenting RBL Lenders (acting through the RBL Agent) and the Consenting Noteholders shall use commercially reasonable efforts to provide all comments to such pleadings by no later than one business day prior to the date when the Debtors intend to file such document, to the extent practicable, and counsel to the respective Parties shall consult in good faith regarding the form and substance of any such proposed pleading. For the avoidance of doubt, the Parties agree to negotiate in good faith the Definitive Documentation that is subject to negotiation and completion, consistent with Sub-Clause (b) of Section 3 hereof, and the Definitive Documentation, including any motions or orders related thereto, shall be consistent with this Agreement. The Debtors shall use reasonable best efforts to (i) provide to the RBL Agent Advisors and the Consenting Noteholder Advisors, and direct its employees, officers, advisors and other representatives to provide the RBL Agent Advisors and the Consenting Noteholder Advisors, (A) reasonable access (without any material disruption to the conduct of the Debtors’ businesses) during normal business hours to the Debtors’ books and records, (B) reasonable access to the management and advisors of the Debtors for the purposes of evaluating the Debtors’ assets, liabilities, operations, businesses, finances, strategies, prospects and affairs, and (C) timely and reasonable responses to all reasonable diligence requests; and (ii) promptly notify the Restructuring Support Parties of any governmental or third-party litigations, investigations or hearings against, or communications with, any of the Debtors.
13.Transfers of Claims and Interests.
(a)No Restructuring Support Party shall  sell, transfer, assign, pledge, grant a participation interest in, or otherwise dispose of, directly or indirectly, its right, title, or interest in respect of any of such Restructuring Support Party’s claims against, or interests in, any Debtor subject to this Agreement, as applicable, in whole or in part, or  deposit any of such Restructuring Support Party’s claims or interests against any Debtor, as applicable, into a voting trust, or grant any proxies, or enter into a voting agreement with respect to any such claims or interests (the actions described in clauses (i) and (ii) are collectively referred to herein as a “Transfer” and the Restructuring Support Party making such Transfer is referred to herein as the “Transferor”), unless such Transfer is to (y) another Restructuring Support Party or (z) any other entity that first agrees in writing to be bound by the terms of this Agreement by executing and delivering to the Debtors a Joinder Agreement substantially in the form attached hereto as Exhibit B (the “Joinder Agreement”). With respect to claims against or interests in a Debtor held by the relevant

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transferee, upon consummation of a Transfer in accordance herewith, such transferee is deemed to make all of the representations, warranties, and covenants of a Restructuring Support Party, as applicable, set forth in this Agreement. Upon compliance with the foregoing, the Transferor shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Agreement that occurs prior to such Transfer) under this Agreement to the extent of such transferred rights and obligations. Any Transfer made in violation of this Sub-Clause (a) of this Section 13 shall be deemed null and void ab initio and of no force or effect, regardless of any prior notice provided to the Debtors and/or any Restructuring Support Party, and shall not create any obligation or liability of any Debtor or any other Restructuring Support Party to the purported transferee.

(b)Notwithstanding Sub-Clause (a) of this Section 13, (i) an entity that is acting in its capacity as a Qualified Marketmaker shall not be required to be or become a Restructuring Support Party to effect any transfer (by purchase, sale, assignment, participation, or otherwise) of any claim against, or interest in, any Debtor, as applicable, by a Restructuring Support Party to a transferee; provided that such transfer by a Restructuring Support Party to a transferee shall be in all other respects in accordance with and subject to Sub-Clause (a) of this Section 13; and (ii) to the extent that a Restructuring Support Party, acting in its capacity as a Qualified Marketmaker, acquires any claim against, or interest in, any Debtor from a holder of such claim or interest who is not a Restructuring Support Party, it may transfer (by purchase, sale, assignment, participation, or otherwise) such claim or interest without the requirement that the transferee be or become a Restructuring Support Party in accordance with this Section 13. For purposes of this SubClause (b), a “Qualified Marketmaker” means an entity that (y) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against, or interests in, any of the Debtors (including debt securities or other debt) or enter with customers into long and short positions in claims against the Debtors (including debt securities or other debt), in its capacity as a dealer or market maker in such claims or interests against the Debtors, and (z) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).
(c)Any holder of Subordinated Notes Claims may, at any time after the date hereof, become a party to this Agreement as a Consenting Noteholder by executing a Joinder Agreement, pursuant to which such party shall be bound by the terms of this Agreement as a Consenting Noteholder hereunder. Any RBL Lender may, at any time after the date hereof, become a party to this Agreement as a Consenting RBL Lender by executing a Joinder Agreement, pursuant to which such person shall be bound by the terms of this Agreement as a Consenting RBL Lender hereunder.
14.Further Acquisition of Claims or Interests. Except as set forth in Section 13, nothing in this Agreement shall be construed as precluding any Restructuring Support Party or any of its affiliates from acquiring, as applicable, additional RBL Secured Claims, Subordinated Notes Claims, existing equity interests, or interests in the instruments underlying the RBL Secured Claims, the Subordinated Notes Claims, or existing equity interests (as applicable); provided, however, that any additional RBL Secured

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Claims, Subordinated Notes Claims, existing equity interests, or interests in the underlying instruments acquired by any Restructuring Support Party and with respect to which such Restructuring Support Party is the legal owner, beneficial owner, and/or investment advisor or manager of or with power and/or authority to bind any claims or interests held by it shall automatically be subject to the terms and conditions of this Agreement, other than Section 13 hereof, without any further action by such Restructuring Support Party or the Debtors. Upon any such further acquisition, and not later than five (5) business days following such acquisition, such Restructuring Support Party shall notify Unit Corp., its counsel, RBL Agent Counsel, and Consenting Noteholder Counsel.

15.Fees and Expenses. Subject to Section 10 and the Term Sheet, the Debtors shall pay or reimburse when due all reasonable and documented fees and expenses of the following (regardless of whether such fees and expenses were incurred before or after the Petition Date): (a)(i) Weil, Gotshal & Manges LLP, as counsel to the Ad Hoc Group, in accordance with the terms of that certain fee letter dated December 17, 2019, and (ii) Greenhill & Co., Inc., as financial advisor to the Ad Hoc Group, in accordance with the terms of that certain engagement letter dated as of January 1, 2020; and (b) (i) Frederic Dorwart, Lawyers PLLC, as counsel to the RBL Agent; (ii) Huron Consulting Group Inc., as financial advisor to the RBL Agent; (iii) Bracewell LLP, as local counsel to the RBL Agent, and (iv) the RBL Lenders, in each case of clause (i) through (iv) of this Section 15(b), in connection with, or arising as a result of, the Restructuring, the Plan, or the Chapter 11 Cases.
16.Consents and Acknowledgments. Each Party irrevocably acknowledges and agrees that this Agreement is not and shall not be deemed to be a solicitation for acceptances to the Plan. The acceptance of the Plan by each of the Restructuring Support Parties will not be solicited until such Parties have received the Disclosure Statement and related ballots approved by the Bankruptcy Court and in accordance with applicable law, and will be subject to sections 1125, 1126 and 1127 of the Bankruptcy Code.
17.Representations and Warranties.
(a)Each Restructuring Support Party hereby represents and warrants on a several and not joint basis for itself and not any other person or entity that the following statements are true, correct, and complete, as of the date hereof (or, with respect to a Restructuring Support Party that is joining this Agreement pursuant to Section 13, as of the date of such joinder):
(i)it has the requisite organizational power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;
(ii)the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;

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(iii)the execution, delivery, and performance by it of this Agreement does not violate any provision of law, rule, or regulation applicable to it, or its certificate of incorporation, bylaws, or other organizational documents in any material respect;

(iv)subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability;
(v)it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), with sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement and to consult with its legal and financial advisors with respect to its investment decision to execute this Agreement, and it has made its own analysis and decision to enter into this Agreement;
(vi)it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for it to evaluate the financial risks inherent in the Restructuring and to accept the terms of the Plan;
(vii)the Subordinated Notes Claims or RBL Secured Claims, as applicable, held by such Restructuring Support Party are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would materially and adversely affect in any way such Restructuring Support Party’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed; and
(viii)it (A) either (1) is the sole owner of the claims and interests identified below its name on its signature page hereof and in the amounts set forth therein, or (2) has all necessary investment or voting discretion with respect to the principal amount of claims and interests identified below its name on its signature page hereof, and has the power and authority to bind the owner(s) of such claims and interests to the terms of this Agreement; (B) is entitled (for its own accounts or for the accounts of such other owners) to all of the rights and economic benefits of such claims and interests; or (C) does not directly or indirectly own any claims against any Debtor other than as identified below its name on its signature page hereof.

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(b)Each Debtor hereby represents and warrants on a joint and several basis (and not any other person or entity other than the Debtors) that the following statements are true, correct, and complete as of the date hereof:
(i)it has the requisite corporate or other organizational power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;
(ii)the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part;
(iii)the execution and delivery by it of this Agreement does not (A) violate its certificates of incorporation, or bylaws, or other organizational documents, or (B) result in a breach of, or constitute (with due notice or lapse of time or both) a default (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or any Debtor’s undertaking to implement the Restructuring through the Chapter 11 Cases) under any material contractual obligation to which it is a party;
(iv)the execution and delivery by it of this Agreement does not require any registration or filing with, the consent or approval of, notice to, or any other action with any federal, state, or other governmental authority or regulatory body, other than, for the avoidance of doubt, the actions with governmental authorities or regulatory bodies required in connection with implementation of the Restructuring and filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(v)subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code and, to the extent applicable, approval by the Bankruptcy Court, this Agreement is a legally valid and binding obligation of each Debtor that is enforceable against each Debtor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally, or by equitable principles relating to enforceability;
(vi)it has sufficient knowledge and experience to evaluate properly the terms and conditions of the Plan and this Agreement, and has been afforded the opportunity to consult with its legal and financial advisors with respect to its decision to execute this Agreement, and it has made its own analysis and decision to enter into this Agreement and otherwise investigated this matter to its full satisfaction;
(vii)(A) a true, complete and correct copy of that certain Continuation Agreement, dated May 22, 2020, by and among Unit Corp. and SPC Midstream Operating, L.L.C., Superior Pipeline Company, L.L.C. and SP Investor Holdings, LLC (the “Continuation Agreement”), as in effect as of

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the date hereof, has been provided by the Debtors to each Restructuring Support Party, (B) the Continuation Agreement is valid, binding, and enforceable with respect to Unit Corp., SPC Midstream Operating, L.L.C. and Superior Pipeline Company, L.L.C. and is in full force and effect; and (C) none of Unit Corp., SPC Midstream Operating, L.L.C. or Superior Pipeline Company, L.L.C. is in breach or default of any provision of the Continuation Agreement, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Unit Corp., SPC Midstream Operating, L.L.C. or Superior Pipeline Company, L.L.C. or, to the knowledge of the Debtors, SP Investor Holdings, LLC; and

(viii)(A) the Standstill Agreement is valid, binding, and enforceable with respect to each party thereto and is in full force and effect; and (B) none of Unit Corp., Unit Drilling Company, or Unit Petroleum Company is in breach or default of any provision of the Standstill Agreement, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Unit Corp., Unit Drilling Company, or Unit Petroleum Company.
18.Survival of Agreement. Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning the Restructuring and in contemplation of possible chapter 11 filings by the Debtors and the rights granted in this Agreement are enforceable by each signatory hereto without approval of any court, including the Bankruptcy Court.
19.Creditors Committee. Each Restructuring Support Party agrees not to request that the United States Trustee appoint an official committee of creditors in the Chapter 11 Cases. Each Restructuring Support Party agrees not to request to be appointed to serve on any official committee of creditors appointed in the Chapter 11 Cases and if so appointed, shall immediately upon such appointment, resign and not participate or serve on such committee.
20.Rights and Settlement Discussions. If the transactions contemplated herein are not consummated, or following the occurrence of a Termination Date, if applicable, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, other than as provided in Section 16, and the Parties expressly reserve any and all of their respective rights. The Parties acknowledge that this Agreement, the Plan, and all negotiations relating hereto are part of a proposed settlement of matters that could otherwise be the subject of litigation. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, the Term Sheet, this Agreement, the Plan, any related documents, and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.
21.Waiver and Amendments.
(a)Other than as set forth in Section 21(b), this Agreement, including the Exhibits and Schedules, may not be waived, modified, amended, or supplemented except with

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the prior written consent of the Debtors and the Majority Restructuring Support Parties.
(b)Notwithstanding Section 21(a):
(i)any waiver, modification, amendment, or supplement to this Section 21 shall require the prior written consent of all of the Parties;
(ii)as set forth in Section 7(m), any waiver, modification, amendment, or supplement to the Standstill Agreement shall require the prior written consent of the Majority Consenting RBL Lenders;
(iii)as set forth in Section 7(m) and Section 8(m), respectively, any waiver, modification, amendment, or supplement to the Continuation Agreement shall require the prior written consent of the Majority Consenting RBL Lenders and Majority Consenting Noteholders, respectively;
(iv)any modification, amendment, or change to the definition of “Majority Restructuring Support Parties,” “Majority Consenting Noteholders,” “Required Consenting Noteholders,” or “Majority RBL Lenders” shall require the prior written consent of all of the Parties;
(v)any change, modification, or amendment to this Agreement, the Term Sheet, or the Plan that treats or affects any Consenting Noteholders’ Claim in a manner that is materially and adversely disproportionate, on an economic or non-economic basis, to the manner in which the Claim of any other Consenting Noteholder is treated shall require the prior written consent of such materially adversely and disproportionately affected Consenting Noteholder; and
(vi)any change, modification, or amendment to this Agreement, the Term Sheet, or the Plan that treats or affects any Consenting RBL Lender in a manner that is materially and adversely disproportionate, on an economic or non-economic basis, to the manner in which the claim of any other Consenting RBL Lender is treated shall require the prior written consent of such materially adversely and disproportionately affected Consenting RBL Lender; provided, however, that any such change, modification, or amendment that treats or affects any Lender Counterparty (as defined in the RBL Credit Agreement) that is a Consenting RBL Lender adversely shall require the prior written consent of such Consenting RBL Lender.
(c)Notwithstanding anything in this Agreement to the contrary, no amendment or waiver of the Outside Date shall be effective as to any Restructuring Support Party without such Restructuring Support Party’s prior written consent.  In the event that the Parties properly amend or waive the Outside Date in accordance with Section 21(a), this Agreement shall terminate on the Outside Date that existed under this Agreement immediately prior to such amendment or waiver with respect to each Party that did not expressly consent in writing to such amendment or waiver.

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22.Relationship Among Parties. The duties and obligations of the Restructuring Support Parties under this Agreement shall be several, not joint. No Party shall have any responsibility by virtue of this Agreement for any trading by any other entity. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement. The Parties acknowledge that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Debtors, and neither the Parties nor any group thereof shall constitute a “group” within the meaning of Rule 13d-5 under the Exchange Act. No action taken by any Restructuring Support Party pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Restructuring Support Parties are in any way acting in concert or as such a “group.”
23.Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach of this Agreement, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder. Each Party also agrees that it will not (a) seek, and will waive any requirement for, the securing or posting of a bond in connection with any Party seeking or obtaining such relief or (b) raise as a defense thereto the necessity of proving the inadequacy of money damages as a remedy.
24.Governing Law & Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require or permit the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each Party irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in the federal or state courts located in the City of New York, Borough of Manhattan, and by executing and delivering this Agreement, each of the Parties irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement. By executing and delivering this Agreement, and upon commencement of the Chapter 11 Cases, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the Bankruptcy Court solely for purposes of any action, suit, proceeding, or other contested matter arising out of or relating to this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter.
25.Waiver of Right to Trial by Jury. Each of the Parties waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between any of the Parties arising out of, connected with, relating to, or incidental to the relationship established between any of them in connection with this Agreement. Instead, any disputes resolved in court shall be resolved in a bench trial without a jury.

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26.Successors and Assigns. Except as otherwise provided herein, this Agreement is intended to bind and inure to the benefit of each of the Parties and each of their respective permitted successors, assigns, heirs, executors, administrators, and representatives.
27.No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement.
28.Notices. All notices (including, without limitation, any notice of termination or breach) and other communications from any Party hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier service, messenger, email, or facsimile to the other Parties at the applicable addresses below, or such other addresses as may be furnished hereafter by notice in writing. Any notice of termination or breach shall be delivered to all other Parties.
(a)If to any Debtor:
Unit Corporation
Attn: Mark E. Schell
8200 South Unit Drive Tulsa, OK 74132
Tel: (918) 493-7700
Email: mark.schell@unitcorp.com

With a copy to:

Vinson & Elkins L.L.P.
Attn: Harry A. Perrin
Matthew J. Pyeatt
1001 Fannin Street
Houston, TX 10022-4611
Tel: (713) 758-2222
Email: hperrin@velaw.com
mpyeatt@velaw.com

Vinson & Elkins L.L.P.
Attn: David S. Meyer
Lauren R. Kanzer
1114 Avenue of the Americas, 32nd Floor
New York, NY 10036
Tel: (212) 237-0000
Email: dmeyer@velaw.com
lkanzer@velaw.com

(b)If to a Consenting Noteholder:
To the address set forth on its signature page hereto

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with a copy to
Weil, Gotshal & Manges LLP
Attn: Matthew S. Barr
        Lauren Tauro
767 Fifth Avenue
New York, NY 10153
Tel: (212) 310-8010
Email: matt.barr@weil.com
        lauren.tauro@weil.com

(c)If to the RBL Agent:
To the address set forth on its signature page hereto
with a copy to
Frederic Dorwart, Lawyers PLLC
Attn: Samuel Ory
124 East Fourth Street
Tulsa, OK 74103
Tel: (918) 583-9922
Email: SOry@fdlaw.com
and

Bracewell LLP
Attn: William A. (Trey) Wood III
711 Louisiana, Suite 2300
Houston, TX 77002
Tel: (713) 223-2300
Email: Trey.Wood@bracewell.com

29.Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.
30.Entire Agreement. This Agreement (including the Exhibits and Schedules) constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement.
31.Reservation of Rights.
(a)Except as expressly provided in this Agreement or the Term Sheet, including Section 5(a) of this Agreement, nothing herein is intended to, or does, in any

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manner waive, limit, impair, or restrict the ability of any Party to protect and preserve its rights, remedies and interests, including without limitation, its claims against any of the other Parties.

(b)Without limiting Sub-Clause (a) of this Section 31 in any way, if the Plan is not consummated in the manner set forth, and on the timeline set forth, in this Agreement and the Term Sheet (taking into account any extension of applicable Milestones pursuant to the terms hereof), or if this Agreement is terminated for any reason in accordance herewith, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, claims, and defenses and the Parties expressly reserve any and all of their respective rights, remedies, claims and defenses, subject to Section 18 of this Agreement. The Term Sheet, this Agreement, the Plan, and any related document shall in no event be construed as or be deemed to be evidence of an admission or concession on the part of any Party of any claim or fault or liability or damages whatsoever. Each of the Parties denies any and all wrongdoing or liability of any kind and does not concede any infirmity in the claims or defenses which it has asserted or could assert.
32.Counterparts. This Agreement may be executed in one or more counterparts, each of which, when so executed, shall constitute the same instrument, and the counterparts may be delivered by electronic mail in portable document format (.pdf).
33.Public Disclosure. This Agreement, as well as its terms, its existence, and the existence of the negotiation of its terms are expressly subject to any existing confidentiality agreements executed by and among any of the Parties as of the date hereof; provided, however, that, (a) on or after the RSA Effective Date, the Debtors may make any public disclosure or filing of, or with respect to the subject matter of, this Agreement, including the existence of, or the terms of, this Agreement or any other material term of the transaction contemplated herein, that, based upon the advice of counsel, is required to be made (i) by applicable law or regulation or (ii) pursuant to any rules or regulations of the New York Stock Exchange, without the express written consent of the other Parties, and (b) after the Petition Date, the Parties may disclose the existence of, or the terms of, this Agreement without the express written consent of the other Parties; provided further, however, that no Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Party) the holdings information of any Restructuring Support Party without such Restructuring Support Party’s prior written consent. Notwithstanding anything to the contrary in this Section 33, the Debtors shall submit drafts to Consenting Noteholder Counsel and RBL Agent Counsel of any press release or other public filing that constitutes disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least one business day prior to making any such disclosure.
34.Headings. The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.
35.Interpretation. This Agreement is the product of negotiations among the Parties, and the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having

Execution Version

drafted or caused to be drafted this Agreement or any portion hereof, shall not be effective in regard to the interpretation hereof.

[Signatures and exhibits follow.]

Execution Version

UNIT CORPORATION, a Delaware corporation,
UNIT PETROLEUM COMPANY, an Oklahoma corporation
UNIT DRILLING COMPANY, an Oklahoma corporation
8200 Unit Drive, L.L.C., a Delaware limited liability company
Unit Drilling USA Colombia, L.L.C., a Delaware limited liability company
Unit Drilling Colombia, L.L.C., a Delaware limited liability company

By: /s/ David T. Merrill

Name: David T. Merrill

Title: Chief Executive Officer of each of

UNIT CORPORATION
UNIT PETROLEUM COMPANY
UNIT DRILLING COMPANY
8200 UNIT DRIVE, L.L.C.
UNIT DRILLING USA COLOMBIA, L.L.C.
UNIT DRILLING COLOMBIA, L.L.C.

By: Fort Washington Investment Advisors, Inc.,
        as Investment Advisor on behalf of its Clients

Name: /s/ Roger M. Lanham
Title:  Roger M. Lanham, Sr. Vice President & Co-
Chief Investment Officer

Name: /s/ Brendan M. White
Title: Brendan M. White, Sr. Vice President & Co-
Chief Investment Officer

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
300 Broadway
Suite 1200
Cincinnati, Ohio 45202

        [Signature Page to Restructuring Support Agreement]

By: /s/ Brian Douglas

Name: Brian Douglas

Title: Chief Operating Officer

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
c/o Mike Adams
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT 06853
madams@grahamcapital.com

        [Signature Page to Restructuring Support Agreement]

INVESTORS HERITAGE LIFE INSURANCE COMPANY

By: Guggenheim Partners Investment Management, LLC as Sub-Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

BRAEBURN CAPITAL, INC.

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

CHEVRON MASTER PENSION TRUST

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture
Address for Notices
330 Madison Ave F1 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

ENDURANCE SPECIALTY INSURANCE LTD.

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture
Address for Notices
330 Madison Ave F1 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

FIDELITY LIFE ASSOCIATION

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

GUGGENHEIM ENERGY & INCOME FUND

By: Guggenheim Partners Investment Management, LLC as Sub-Adviser

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

GF FORSIKRING A/S

By: Guggenheim Partners Investment Management, LLC as Investment Manage

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

GUGGENHEIM CREDIT ALLOCATION FUND

By: Guggenheim Partners Investment Management, LLC as Sub-Adviser

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

GUGGENHEIM FUNDS TRUST — GUGGENHEIM HIGH YIELD FUND

By: Security Investors LC as Investment Adviser

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

GUGGENHEIM HIGH-YIELD FUND, LLC

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

GUGGENHEIM FUNDS TRUST — GUGGENHEIM FLOATING RATE STRATEGIES FUND

By: Guggenheim Partners Investment Management, LLC as Investment Adviser

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

        [Signature Page to Restructuring Support Agreement]

GUGGENHEIM LOAN MASTER FUND, LTD.

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

GUGGENHEIM STRATEGIC OPPORTUNITIES FUND

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

HCA INC. MASTER RETIREMENT TRUST

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

INDUSTRIENS PENSIONFORSIKRING A/S

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

MIDLAND NATIONAL LIFE INSURANCE COMPANY

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

        [Signature Page to Restructuring Support Agreement]

MULTI MANAGER ACCESS II

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

STICHTING PGGM DEPOSITARY ACTING IN ITS CAPACITY AS DEPOSITARY OF PGGM HIGH YIELD FUND

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

SONOMA COUNTY EMPLOYEES’ RETIREMENT ASSOCIATION

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

VAUDOISE GENERALE UMBRELLA FUND —GLOBAL ASSETS

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

VAUDOISE VIE UMBRELLA FUND — GLOBAL ASSETS

By: Guggenheim Partners Investment Management, LLC as Investment Manager

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

GUGGENHEIM VARIABLE FUNDS TRUST — SERIES P (HIGH YIELD SERIES)

By: Security Investors, LLC as Management Company

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

WILTON REINSURANCE BERMUDA LIMITED

By: Guggenheim Partners Investment Management, LLC as Advisor

By: /s/ Kevin M. Robinson

Name:  Kevin M. Robinson

Title:  Attorney-In-Fact

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
330 Madison Ave Fl 11
New York, NY 10017
Attn: GI Legal / Justin Carroll

        [Signature Page to Restructuring Support Agreement]

HOTCHKIS AND WILEY HIGH YIELD FUND

By: Hotchkis and Wiley Capital Management, LLC (H&W)
as discretionary investment manager for the noteholder

/s/ Anna Marie Lopez

Name: Anna Marie Lopez

Title: Chief Operating Officer of H&W

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
Hotchkis and Wiley High Yield Fund
c/o Anna Marie Lopez
Hotchkis and Wiley Capital Management, LLC
601 South Figueroa Street, 39th Floor
Los Angeles, CA 90017

        [Signature Page to Restructuring Support Agreement]

HOTCHKIS AND WILEY CAPITAL INCOME FUND

By: Hotchkis and Wiley Capital Management, LLC (H&W) as discretionary investment manager for the noteholder

/s/ Anna Marie Lopez

Name: Anna Marie Lopez

Title: Chief Operating Officer of H&W

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
Hotchkis and Wiley Capital Income Fund
c/o Anna Marie Lopez
Hotchkis and Wiley Capital Management, LLC
601 South Figueroa Street, 39th Floor
Los Angeles, CA 90017

        [Signature Page to Restructuring Support Agreement]

SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

By: Hotchkis and Wiley Capital Management, LLC (H&W) as discretionary investment manager for the noteholder

/s/ Anna Marie Lopez

Name: Anna Marie Lopez

Title: Chief Operating Officer of H&W

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
San Diego County Employees Retirement Association
c/o Anna Marie Lopez
Hotchkis and Wiley Capital Management, LLC
601 South Figueroa Street, 39th Floor
Los Angeles, CA 90017

        [Signature Page to Restructuring Support Agreement]

SANTA BARBARA COUNTY EMPLOYEES
RETIREMENT SYSTEM

By: Hotchkis and Wiley Capital Management, LLC (H&W) as discretionary investment manager for the noteholder

/s/ Anna Marie Lopez

Name: Anna Marie Lopez

Title: Chief Operating Officer of H&W

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
Santa Barbara County Employees Retirement System
c/o Anna Marie Lopez
Hotchkis and Wiley Capital Management, LLC
601 South Figueroa Street, 39th Floor
Los Angeles, CA 90017

        [Signature Page to Restructuring Support Agreement]

NATIONAL ELEVATOR INDUSTRY PENSION PLAN

By: Hotchkis and Wiley Capital Management, LLC (H&W) as discretionary investment manager for the noteholder

/s/ Anna Marie Lopez

Name: Anna Marie Lopez

Title: Chief Operating Officer of H&W

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Under the Subordinated Notes Indenture
Address for Notices:
National Elevator Industry Pension Plan
c/o Anna Marie Lopez
Hotchkis and Wiley Capital Management, LLC
601 South Figueroa Street, 39th Floor
Los Angeles, CA 90017

        [Signature Page to Restructuring Support Agreement]

TEXAS COUNTY AND DISTRICT RETIREMENT SYSTEM

By: Hotchkis and Wiley Capital Management, LLC (H&W) as discretionary investment manager for the noteholder

/s/ Anna Marie Lopez

Name: Anna Marie Lopez

Title: Chief Operating Officer of H&W

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
Texas County and District Retirement System
c/o Anna Marie Lopez
Hotchkis and Wiley Capital Management, LLC
601 South Figueroa Street, 39th Floor
Los Angeles, CA 90017

        [Signature Page to Restructuring Support Agreement]

GOVERNMENT OF GUAM RETIREMENT FUND

By: Hotchkis and Wiley Capital Management, LLC (H&W) as discretionary investment manager for the noteholder

/s/ Anna Marie Lopez

Name: Anna Marie Lopez

Title: Chief Operating Officer of H&W

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
Government of Guam Retirement Fund
c/o Anna Marie Lopez
Hotchkis and Wiley Capital Management, LLC
601 South Figueroa Street, 39th Floor
Los Angeles, CA 90017

        [Signature Page to Restructuring Support Agreement]

MUNICIPAL POLICE EMPLOYEES’ RETIREMENT SYSTEM

By: Hotchkis and Wiley Capital Management, LLC (H&W) as discretionary investment manager for the noteholder

/s/ Anna Marie Lopez

Name: Anna Marie Lopez

Title: Chief Operating Officer of H&W

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
Municipal Police Employees’ Retirement System
c/o Anna Marie Lopez
Hotchkis and Wiley Capital Management, LLC
601 South Figueroa Street, 39th Floor
Los Angeles, CA 90017

        [Signature Page to Restructuring Support Agreement]

HIGH YIELD BOND FUND

By: Hotchkis and Wiley Capital Management, LLC (H&W) as discretionary investment manager for the noteholder

/s/ Anna Marie Lopez

Name: Anna Marie Lopez

Title: Chief Operating Officer of H&W

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
High Yield Bond Fund
c/o Anna Marie Lopez
Hotchkis and Wiley Capital Management, LLC
601 South Figueroa Street, 39th Floor
Los Angeles, CA 90017

        [Signature Page to Restructuring Support Agreement]

NAPIER PARK GLOBAL CAPITAL (US) LP, on behalf of each of the managed funds and accounts below

By: /s/ Scott Lorinsky
Name:  Scott Lorinsky
Title:  Managing Director

Napier Park managed fund/account	Holdings
D-STAR Ltd.
Napier Park Credit Strategies BPI Master Fund LP
Napier Park Jayco Opportunistic Credit Fund Ltd.
New Mexico Napier Park Fund LLC
Prelude Opportunity Fund, LP

Napier Park Select Master Fund LP
Napier Park-TX Opportunistic Credit Fund LP
Napier Park Credit Opportunities Fund LLC
Wanaka Fund Ltd
Aggregate Holdings	$
Aggregate Holdings: $ [REDACTED] of Debt under the
Subordinated Notes Indenture held across nine (9) funds and managed accounts

Address for Notices:
Napier Park Global Capital
280 Park Avenue, 3rd Floor
New York, NY 10017
Attn: Joseph Riggi
Email: josesph.riggi@napierparkglobal.com
with a copy to: legal@napierparkglobal.com

        [Signature Page to Restructuring Support Agreement]

By: /s/ Noah Levy

Name: Noah Levy

Title: Managing Member

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
Newtyn Management
60 E 42nd St, 9th FL
New York, NY 10165
nlevy@newtyn.com

        [Signature Page to Restructuring Support Agreement]

New York Life Insurance Company

By: /s/ Alex Baumberger

Name: Alex Baumberger

Title: Corporate Vice President

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
New York Life Insurance
51 Madison Avenue Room 203
New York, NY 10010
abaumber@nylim.com

        [Signature Page to Restructuring Support Agreement]

New York Life Insurance and Annuity Corporation

By: NYL Investors LLC,
its Investment Manager

By: /s/ Alex Baumberger

Name: Alex Baumberger

Title: Senior Director

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
New York Life Insurance
51 Madison Avenue Room 203
New York, NY 10010
abaumber@nylim.com

        [Signature Page to Restructuring Support Agreement]

New York Life Insurance and Annuity Corporation
Private Placement Variable Universal Life Separate
Account 70

By: NYL Investors LLC,
its Attorney-In-Fact

By: /s/ Alex Baumberger

Name: Alex Baumberger

Title: Senior Director

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
New York Life Insurance
51 Madison Avenue Room 203
New York, NY 10010
abaumber@nylim.com

        [Signature Page to Restructuring Support Agreement]

By: /s/ Phil Frohlich

Name: Phil Frohlich

Title: Manager, Prescott Group Capital Management, LLC

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
1924 South Utica Ave
Suite 1120
Tulsa OK 74104

        [Signature Page to Restructuring Support Agreement]

/s/ Frank Gambino

By:  Frank Gambino

Name: Frank Gambino

Title: Vice President and Senior Portfolio Manager

By: /s/ Milos Vukovic

Name: Milos Vukovic

Title: Vice President, Investment Policy

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

Address for Notices:
RBC Global Asset Management Inc.
155 Wellington Street West, Suites 2200 & 2300
Toronto, ON M5V 3K7
Canada
Attention: Frank Gambino, Vice President and Senior Portfolio Manager
         Tomek Czajkowski, Fixed Income Credit Analyst

        [Signature Page to Restructuring Support Agreement]

DocuSign Envelope ID: B13AE983-7BDC-477B-A9FB-6CD12492EBD3

WEXFORD SPECTRUM TRADING LIMITED

By: /s/ Arthur Amron
Name: Arthur Amron
Title: Vice President and Assistant Secretary

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

WEXFORD CATALYST TRADING LIMITED

By: /s/ Arthur Amron
Name: Arthur Amron
Title: Vice President and Assistant Secretary

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

DEBELLO TRADING LIMITED

By: /s/ Arthur Amron
Name: Arthur Amron
Title: Vice President and Assistant Secretary

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture

WEXFORD FOCUSED INVESTORS LLC

By: /s/ Arthur Amron
Name: Arthur Amron
Title: Vice President and Assistant Secretary

Holdings: $ [REDACTED] of Debt
Under the Subordinated Notes Indenture
Address for Notices:
c/o Wexford Capital LP
411 West Putnam Avenue, Suite 125
Greenwich, CT 06830
Approved by: M. Zand
        [Signature Page to Restructuring Support Agreement]

BOKF, NA dba Bank of Oklahoma as RBL Agent
By: __/s/ Matt Chase______________________
Name: Matt Chase
Title: Senior Vice President

Address for Notices:
101 East 2nd St
BOK Tower 8th Fl
Tulsa, OK 74103
        [Signature Page to Restructuring Support Agreement]

BOKF, NA DBA BANK OF OKLAHOMA
By: __/s/ Matt Chase____________________
Name: Matt Chase
Title: Senior Vice President
Holdings: $[REDEACTED] of Debt
         Under the RBL Credit Agreement

Address for Notices:

        [Signature Page to Restructuring Support Agreement]

TRUIST BANK (FKA BRANCH BANKING AND TRUST COMPANY)
By: /s/ Mark L. Thomas

Name: Mark L. Thomas

Title: Senior Vice President

Holdings: $[REDACTED] of Debt
Under the RBL Credit Agreement

Address for Notices:

Mark L. Thomas, SVP
Truist Bank
Asset Resolution Group
3750 Brookside Pkwy, Suite 150
Alpharetta, GA 30022-1433

        [Signature Page to Restructuring Support Agreement]

BBVA COMPASS BANK
By: /s/ William H. Douning

Name: William H. Donning

Title: Senior Vice President

Holdings: $[REDACTED] of Debt
Under the RBL Credit Agreement

Address for Notices:

BBVA USA
Attn: William H. Douning
8080 N. Central Expressway, 3rd Floor
Dallas, TX 75206

        [Signature Page to Restructuring Support Agreement]

BANK OF AMERICA, N.A.
By: /s/ Pace Doherty

Name: Pace Doherty

Title: Vice President

Holdings: $[REDACTED] of Debt
Under the RBL Credit Agreement

Address for Notices:

        [Signature Page to Restructuring Support Agreement]

COMERICA BANK

By: /s/ P. David Jones

Name: P. David Jones

Title: Vice President

Holdings: $[REDACTED] of Debt as of 5-14-2020
Under the RBL Credit Agreement

Address for Notices:

P. O. Box 650282
MC 6510
Dallas, TX 75265-0282

        [Signature Page to Restructuring Support Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

By: /s/ Kyle Lane

Name: Kyle Lane

Title: Senior Director, Special Loans

By: ____________________________

Name:

Title:

Holdings: $[REDACTED] of Debt
Under the RBL Credit Agreement

Address for Notices:

        [Signature Page to Restructuring Support Agreement]

TORONTO-DOMINION BANK, NEW YORK BRANCH
By: /s/ Brian MacFarlane

Name: Brian MacFarlane

Title: Authorized Signatory

Holdings: $[REDACTED] of Debt
Under the RBL Credit Agreement

Address for Notices:

222 Bay Street, 15th Floor
Toronto, Ontario
M5K 1A2

        [Signature Page to Restructuring Support Agreement]

ARVEST BANK
By: /s/ S. Matt Condry

Name: S. Matt Condry

Title: V.P. Commercial Lending

Holdings: $[REDACTED] of Debt
Under the RBL Credit Agreement

Address for Notices:

502 S. Main St
Tulsa, OK 74103

        [Signature Page to Restructuring Support Agreement]

IBERIABANK
By: /s/ W. Bryan Chapman

Name: W. Bryan Chapman

Title: Market President-Energy Lending

Holdings: $[REDACTED] of Debt
Under the RBL Credit Agreement

Address for Notices:

        [Signature Page to Restructuring Support Agreement]

BMO HARRIS FINANCING, INC.

By: /s/ Emily Steckel

Name: Emily Steckel

Title: Vice President

Holdings: $[REDACTED] of Debt
Under the RBL Credit Agreement

Address for Notices:

115 S. LaSalle St., 4W
Chicago, IL 60603

        [Signature Page to Restructuring Support Agreement]

Schedule 1 to Restructuring Support Agreement
Subsidiaries
1. 8200 Unit Drive, L.L.C.
2.Unit Drilling Colombia, L.L.C.
3.Unit Drilling Company
4.Unit Drilling USA Colombia, L.L.C.
5.Unit Petroleum Company

        [Signature Page to Restructuring Support Agreement]

Exhibit A to the Restructuring Support Agreement
Term Sheet

Execution Version

UNIT CORPORATION
Restructuring Term Sheet

This term sheet (the “Term Sheet”) sets forth the principal terms of a proposed restructuring (the “Restructuring”) of the existing indebtedness and other obligations of Unit Corporation (“Unit Corp.”) and its Subsidiaries identified below (collectively, the “Debtors”), which Restructuring will be consummated by commencing cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) to pursue a plan of reorganization containing the terms set forth herein. This Term Sheet is referred to in, and appended to, that certain Restructuring Support Agreement dated May 22, 2020, by and among the Debtors and the other parties thereto (as amended, supplemented, or modified from time to time, the “Restructuring Support Agreement”).
THIS TERM SHEET DOES NOT CONSTITUTE AN OFFER OF SECURITIES OR A SOLICITATION OF THE ACCEPTANCE OR REJECTION OF A CHAPTER 11 PLAN FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.
THIS TERM SHEET DOES NOT INCLUDE A DESCRIPTION OF ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS THAT ARE TO BE CONTAINED IN THE PLAN AND THE RELATED DEFINITIVE DOCUMENTATION GOVERNING THE RESTRUCTURING IDENTIFIED IN THE RESTRUCTURING SUPPORT AGREEMENT. SUCH DEFINITIVE DOCUMENTATION, ALL MOTIONS, AND RELATED ORDERS AND THE PLAN SOLICITATION DOCUMENTS SHALL SATISFY, AS APPLICABLE, THE REQUIREMENTS OF THE BANKRUPTCY CODE, THE RESTRUCTURING SUPPORT AGREEMENT, AND THIS TERM SHEET.
THIS TERM SHEET IS BEING PROVIDED AS PART OF A PROPOSED COMPREHENSIVE COMPROMISE AND SETTLEMENT, EACH ELEMENT OF WHICH IS CONSIDERATION FOR THE OTHER ELEMENTS AND AN INTEGRAL ASPECT OF THE PROPOSED RESTRUCTURING. THE STATEMENTS CONTAINED HEREIN ARE PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE, AND NOTHING IN THIS TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION, OR A WAIVER, AND EACH STATEMENT CONTAINED HEREIN IS MADE WITHOUT PREJUDICE, WITH A FULL RESERVATION OF ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES OF THE DEBTORS, THE CONSENTING RBL LENDERS, AND THE CONSENTING NOTEHOLDERS.

TERMS AND CONDITIONS OF THE PLAN
A.Defined Terms
Ad Hoc Group	The ad hoc group of holders of Subordinated Notes represented by the Consenting Noteholder Advisors.
Administrative Expense Claim
A Claim (other than any adequate protection claims or DIP Claims) for costs and expenses of administration of the Debtors’ estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (i) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Debtors’ estates and operating the Debtors’ businesses; (ii) Allowed Professional Fee Claims; (iii) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code; and (iv) Restructuring Expenses.

Allowed
With reference to any Claim or Interest, (i) any Claim or Interest arising on or before the Effective Date (a) as to which no objection to allowance has been interposed within the time period set forth in the Plan or (b) as to which any objection has been determined by a Final Order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder, (ii) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, or (iii) any Claim or Interest expressly allowed under the Plan; provided, however, that notwithstanding the foregoing, the Reorganized Debtors will retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise unimpaired pursuant to the Plan.

Bankruptcy Court	The United States Bankruptcy Court for the Southern District of Texas, Houston Division.
Claim	A “claim,” as defined in section 101(5) of the Bankruptcy Code, against any Debtor.
Confirmation Order	The confirmation order with respect to the Plan.
Consenting Noteholder Advisors	Consenting Noteholder Counsel and Greenhill & Co., LLC, as financial advisor to the Ad Hoc Group.
Consenting Noteholder Counsel	Weil, Gotshal & Manges LLP, as counsel to the Ad Hoc Group.
DIP Claims	Claims arising on account of the DIP Facility.

DIP Facility
The senior secured superpriority credit facility provided by the DIP Lenders to Unit Corp., UDC, and UPC, as borrowers, all as set forth in, and consistent with and subject to, the terms and conditions of the DIP Term Sheet attached as Exhibit 1.

DIP Lenders	Collectively, each applicable RBL Lender, in its capacity as a lender under the DIP Facility.
Disclosure Statement	The related disclosure statement (and all exhibits thereto) with respect to the Plan.
DTC	The Depository Trust Company.
Effective Date	The date on which all of the conditions to consummation of the Plan have been satisfied in full or waived and the Plan becomes effective.
Equity Exit Fee	An amount of Reorganized Unit Corp. Interests equal to 5% of the total Reorganized Unit Corp. Interests, subject to dilution solely by the MIP Equity and the Warrant Package.
Exit Facility
A credit facility provided by the applicable existing RBL Lenders to Reorganized Unit Corp. on the Effective Date, as set forth in and consistent with and subject to the terms and conditions of the Exit Facility Term Sheet attached as Exhibit 2.

Final Order
An order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court, which has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending, or (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, such order or judgment shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that no order or judgment shall fail to be a “Final Order” solely because of the possibility that a motion under Rules 59 or 60 of the Federal Rules of Civil Procedure or any analogous Bankruptcy Rule (or any analogous rules applicable in another court of competent jurisdiction) or sections 502(j) or 1144 of the Bankruptcy Code has been or may be filed with respect to such order or judgment.

General Unsecured Claim	Any Claim, other than a Subordinated Notes Claim or an Intercompany Claim, that is not entitled to priority under the Bankruptcy Code or any Final Order of the Bankruptcy Court, including a Separation Claim.
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Governance Documents	The corporate governance documents of Reorganized Unit Corp.
Governmental Unit	A “governmental unit,” as defined in section 101(27) of the Bankruptcy Code.
Interest	Any equity interest (as defined in section 101(16) of the Bankruptcy Code) in any Debtor, including all ordinary shares, units, common stock, preferred stock, membership interest, partnership interest or other instrument, evidencing any fixed or contingent ownership interest in the Debtors, whether or not transferable, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest, that existed immediately before the Effective Date.
Other Debtors	8200 Unit Drive, L.L.C., Unit Drilling USA Colombia, L.L.C., and Unit Drilling Colombia, L.L.C.
Other Priority Claims	Any Claim other than an Administrative Expense Claim or a Priority Tax Claim that is entitled to priority of payment under section 507(a) of the Bankruptcy Code.
Other Secured Claims	A Secured Claim other than a Priority Tax Claim, a DIP Claim, or an RBL Secured Claim.
Petition Date	The date on which the Debtors commence their Chapter 11 Cases.
Plan Supplement	The compilation of documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, including, without limitation, the Management Incentive Plan, the Exit Facility, the Governance Documents, the Warrant Package, the Employment Agreements, the registration rights agreement, the Schedule of Rejected Contracts, the Warrant Agreement, the Amended Separation Benefit Plan, and the Reorganized Unit Corp. Separation Benefit Plan, all of which shall be incorporated by reference into, and are an integral part of, the Plan, as all of the same may be amended, modified, replaced and/or supplemented from time to time, which shall be filed with the Bankruptcy Court on or before 7 business days prior to the voting deadline.
Priority Tax Claim	A Claim held by a Governmental Unit of the kind entitled to priority of payment as specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
Pro Rata
The proportion that an Allowed Claim or an Allowed Interest bears to the aggregate amount of Allowed Claims, Allowed Interests, or other matter so referenced, as the context requires; provided that with respect to the fees (including the Equity Exit Fee), revolving loans, term loans, and letter of credit participations under the Exit Facility, “Pro Rata” shall mean the proportion that an Allowed DIP Claim or an Allowed RBL Secured Claim bears to the aggregate amount of all of such

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Allowed Claims.
Professional Fee Claim	A Claim for the compensation of professionals and the reimbursement of expenses incurred by such professionals through and including the Effective Date to the extent such fees and expenses have not been previously paid.
RBL Agent Advisors	RBL Agent Counsel and Huron Consulting Group Inc., as financial advisor to the RBL Agent.
RBL Agent Counsel	Frederic Dorwart, Lawyers PLLC and Bracewell LLP, as counsel to the RBL Agent.
RBL Credit Agreement
That certain Senior Credit Agreement dated as of September 13, 2011 (as amended, restated, modified, supplemented, or replaced from time to time) among Unit Corp., UDC, and UPC, as borrowers, BOKF NA dba Bank of Oklahoma, as administrative agent, and the RBL Lenders.

RBL Facility	The reserve-based lending revolving credit facility pursuant to the RBL Credit Agreement.
RBL Lenders	The lenders party to the RBL Credit Agreement, in their capacity as such.
RBL Secured Claims	Claims arising under or in connection with the RBL Facility.
Reorganized Debtors	Each of the Debtors as reorganized (including Reorganized Unit Corp.) on the Effective Date.
Reorganized Unit Corp.	Unit Corp. as reorganized on the Effective Date, which will hold, directly or indirectly, substantially all of the assets of Unit Corp., including the equity interests in the Subsidiaries.
Reorganized Unit Corp. Interests	The total number of shares of new common stock in Reorganized Unit Corp. that will be issued on the Effective Date.
Reorganized Unit Corp. Separation Benefit Plan
A comprehensive severance plan for employees of the Reorganized Debtors, including each employee of the Debtors that is retained by the Reorganized Debtors whose severance did not vest prior to the Petition Date pursuant to the Separation Benefit Plan and each Vested Retained Employee.
The Reorganized Unit Corp. Separation Benefit Plan shall provide, among other things, that employees entitled to participate in the Reorganized Unit Corp. Separation Benefit Plan will be entitled to two weeks of severance pay per year of service, with a minimum of four weeks and a maximum of 13 weeks of severance pay, with eligibility and vesting terms acceptable to the Debtors and the Majority Consenting Noteholders. The Debtors and the Consenting Noteholders will reasonably consult in good faith with the Consenting RBL Lenders regarding the Reorganized Unit Corp. Separation Benefit Plan before it

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is filed with the Plan Supplement. The Reorganized Unit Corp. Separation Benefit Plan will be included in the Plan Supplement and adopted by the Reorganized Debtors on the Effective Date pursuant to the Plan.

Restructuring Expenses	The reasonable and documented professional fees and expenses incurred by the Consenting Noteholder Advisors, the RBL Agent Advisors, and the RBL Lenders pursuant to the terms of the respective fee and engagement letters entered into by such persons, as applicable, and in each case, in connection with or arising as a result of the Restructuring, the Plan, or the Chapter 11 Cases.
Schedule of Rejected Contracts	The schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to the Plan, if any, as the same may be amended, modified, or supplemented from time to time.
Secured Claim	A Claim (i) secured by a lien on collateral to the extent of the value of such collateral as (a) set forth in the Plan, (b) agreed to by the holder of such Claim and the Debtors, or (c) determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code, or (ii) secured by the amount of any right of setoff of the holder thereof in accordance with section 553 of the Bankruptcy Code.
Securities Act	The Securities Act of 1933, as amended.
Separation Benefit Plan
Collectively, the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries, as amended and restated effective as of December 8, 2015, and the Special Separation Benefit Plan of Unit Corporation and Participating Subsidiaries, as amended and restated effective as of December 8, 2015.

Separation Claim	A Unit Corp. GUC Claim held by a Vested Retained Employee or a Vested Former Employee on account of vested severance obligations.
Separation Installment Payment	With respect to a Vested Former Employee or a Vested Retained Employee, the maximum amount of each installment payment that would be payable to such individual on account of vested severance obligations pursuant to the terms of the Separation Benefit Plan (as in effect immediately prior to the Petition Date).
Separation Minimum Claim
A Claim for severance held by a Vested Former Employee in an amount up to $13,650, less the amount, if any, payable to such individual under section 507(a)(4) of the Bankruptcy Code for wages, salaries, or commissions other than severance.

Separation Settlement	A settlement pursuant to Bankruptcy Rule 9019 to be included in the Plan, pursuant to which holders of Separation Claims may elect to opt-in to receive the Separation Settlement Treatment.
Separation Settlement	The treatment for holders of Separation Claims that opt-in to the Separation Settlement consistent with the provisions of this Term Sheet
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Treatment	at Section D below.
Severance Fund	A cash pool in an amount equal to $7,500,000, less the aggregate amount of all Separation Minimum Claims paid to Vested Former Employees.
Subordinated Notes	The 6.625% senior subordinated notes due 2021.
Subordinated Notes Claims
Claims arising under the Subordinated Notes Indenture, including approximately $650,000,000 in principal amount, plus unpaid interest, fees, and other expenses arising and payable pursuant to the Subordinated Notes Indenture.

Subordinated Notes Indenture
That certain Indenture, dated as of May 18, 2011 (as amended, restated, modified, supplemented, or replaced from time to time) among Unit Corp., each of the guarantors party thereto, and the Subordinated Notes Indenture Trustee, as supplemented by that certain First Supplemental Indenture, dated as of May 18, 2011 (as amended, restated, modified, supplemented, or replaced from time to time) among Unit Corp., each of the guarantors party thereto, and the Subordinated Notes Indenture Trustee, and as further supplemented by that certain Second Supplemental Indenture dated as of January 7, 2013 (as amended, restated, modified, supplemented, or replaced from time to time), among Unit Corp., each of the guarantors party thereto, and the Subordinated Notes Indenture Trustee.

Subordinated Notes Indenture Trustee	Wilmington Trust, National Association (as successor to Wilmington Trust FSB), as trustee under the Subordinate Notes Indenture.
Subsidiaries	UDC, UPC, 8200 Unit Drive, L.L.C., Unit Drilling USA Colombia, L.L.C., and Unit Drilling Colombia, L.L.C.
UDC	Unit Drilling Company.
UDC Equity Pool
Reorganized Unit Corp. Interests in an amount equal to (i)(a) the Reorganized Unit Corp. Interests less (b) the Equity Exit Fee less (c) the MIP Equity; times (ii)(a) the total enterprise value of UDC as of the Effective Date divided by (b) the total enterprise value of the Debtors as of the Effective Date.

Unit Corp. Equity Allocation
Reorganized Unit Corp. Interests in an amount equal to (i)(a) the Reorganized Unit Corp. Interests less (b) the Equity Exit Fee less (c) the MIP Equity; times (ii)(a) the total enterprise value of Unit Corp. as of the Effective Date divided by (b) the total enterprise value of the Debtors as of the Effective Date.

Unit Corp. Equity Interests	All Interests in Unit Corp.
Unit Corp. GUC Equity Pool
Reorganized Unit Corp. Interests in an amount equal to (i) the Unit Corp. Equity Allocation times (ii)(a) the total Unit Corp. GUC Claims divided by (b)(1) the total Subordinated Notes Claims against Unit

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Corp. plus (2) the total Unit Corp. GUC Claims.
Unit Corp. Notes Equity Pool
Reorganized Unit Corp. Interests in an amount equal to (i) the Unit Corp. Equity Allocation times (ii)(a) the total Subordinated Notes Claims against Unit Corp. divided by (b)(1) the total Subordinated Notes Claims against Unit Corp. plus (2) the total Unit Corp. GUC Claims.

UPC	Unit Petroleum Company.
UPC Equity Allocation
Reorganized Unit Corp. Interests in an amount equal to (i)(a) the Reorganized Unit Corp. Interests less (b) the Equity Exit Fee less (c) the MIP Equity; times (ii)(a) the total enterprise value of UPC as of the Effective Date divided by (b) the total enterprise value of the Debtors as of the Effective Date.

UPC GUC Equity Pool
Reorganized Unit Corp. Interests in an amount equal to (i) the UPC Equity Allocation times (ii)(a) the total UPC GUC Claims divided by (b)(1) the total Subordinated Notes Claims against UPC plus (2) the total UPC GUC Claims.

UPC Notes Equity Pool
Reorganized Unit Corp. Interests in an amount equal to (i) the UPC Equity Allocation times (ii)(a) the total Subordinated Notes Claims against UPC divided by (b)(1) the total Subordinated Notes Claims against UPC plus (2) the total UPC GUC Claims.

Vested Former Employee	A former employee of a Debtor with vested benefits under the Separation Benefit Plan as of the Petition Date, who has commenced receiving benefits or is entitled to commence receiving benefits under the Separation Benefit Plan as of the Petition Date.
Vested Retained Employee	An employee of a Debtor (i) with vested benefits under the Separation Benefit Plan as of the Petition Date or (ii) whose severance benefits vest under the Separation Benefit Plan during the Chapter 11 Cases as a result of termination.
Warrant Agreement	The document governing the terms of the Warrant Package, the form of which shall be included in the Plan Supplement.
Warrant Package	Out-of-the-money warrants governed by the Warrant Agreement exercisable for an aggregate of 12.5% of the Reorganized Unit Corp. Interests with a maturity of 7 years and a strike price equal to an implied 100% recovery to holders of the Subordinated Notes on account of the Subordinated Notes Claims (inclusive of accrued and unpaid interest as of May 15, 2021). The Warrant Package will include a cashless exercise option and other terms customary for similar transactions (but excluding Black Scholes or other similar protections).
Treatment of Certain Claims and Interests Under the Chapter 11 Plan
Administrative Expense	Except to the extent that a holder of an Allowed Administrative
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Claims and Priority Tax Claims Unimpaired - Presumed to Accept	Expense Claim or an Allowed Priority Tax Claim agrees to less favorable treatment, each holder of an Allowed Administrative Expense Claim and an Allowed Priority Tax Claim will receive, in full and final satisfaction of such Claim, cash in an amount equal to such Allowed Claim on the Effective Date or as soon as practicable thereafter or such other treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.
DIP Claims Unimpaired – Presumed to Accept	Except to the extent that a holder of an Allowed DIP Claim and the Debtors agree otherwise, on the Effective Date, to the extent any DIP Claims have not otherwise been repaid, in full and final satisfaction of such Allowed DIP Claims, each holder of an Allowed DIP Claim will, pursuant to the terms of the DIP Facility, receive its Pro Rata share of the revolving loans, term loans, and letter-of-credit participations under the Exit Facility.
Other Priority Claims Unimpaired – Presumed to Accept	Except to the extent that a holder of an Allowed Other Priority Claim agrees to less favorable treatment, in full and final satisfaction of such Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will, at the option of the Debtors or the Reorganized Debtors, as applicable, subject to the commercially reasonable consent of the Majority Restructuring Support Parties, (i) be paid in full in cash or (ii) otherwise receive treatment consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code, payable on the later of the Effective Date and the date that is 10 business days after the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, in each case, or as soon as reasonably practicable thereafter.
Other Secured Claims Unimpaired – Presumed to Accept	Except to the extent that a holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction of such Allowed Other Secured Claim, at the option of Debtors or the Reorganized Debtors, as applicable, subject to the commercially reasonable consent of the Majority Restructuring Support Parties, (i) such holder will receive payment in full in cash, payable on the later of the Effective Date and the date that is 10 business days after the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, in each case, or as soon as reasonably practicable thereafter or (ii) such holder will receive such other treatment so as to render such holder’s Allowed Other Secured Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.
RBL Secured Claims Impaired – Entitled to Vote
On the Effective Date, each holder of an Allowed RBL Secured Claim will receive in full and final satisfaction of such RBL Secured Claim, its Pro Rata share of the revolving loans, term loans, and letter-of-credit participations under the Exit Facility.

Subordinated Notes Claims Impaired – Entitled to Vote	On the Effective Date, each holder of an Allowed Subordinated Notes Claim will receive, in full and final satisfaction of such Allowed Subordinated Notes Claim, its Pro Rata share of the Unit Corp. Notes Equity Pool, the UDC Equity Pool, and the UPC Notes Equity Pool, on account of, respectively, such holder’s Subordinated Notes Claim
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against Unit Corp., UDC, UPC, and the Other Debtors, not to exceed 100% of the Allowed amount of such holder’s Subordinated Notes Claim.
Unit Corp. General Unsecured Claims Impaired – Entitled to Vote
Each holder of an Allowed General Unsecured Claim against Unit Corp. (a “Unit Corp. GUC Claim”) will receive, in full and final satisfaction of such Unit Corp. GUC Claim, its Pro Rata share of the Unit Corp. GUC Equity Pool; provided however, that if a holder of a Separation Claim elects to opt-in to the Separation Settlement with Unit Corp., such holder will instead receive on account of its Separation Claim the Separation Settlement Treatment.

UDC General Unsecured Claims Unimpaired – Presumed to Accept
Except to the extent that a holder of an Allowed General Unsecured Claim against UDC (a “UDC GUC Claim”) agrees to less favorable treatment, each holder of a UDC GUC Claim will receive either: (i) payment in full of such Claim in the ordinary course of business or (ii) payment in full of such Claim in cash upon the later of (A) the Effective Date, (B) the date on which such UDC GUC Claim becomes an Allowed Claim, or (C) such other date as may be ordered by the Bankruptcy Court.

UPC General Unsecured Claims Impaired – Entitled to Vote
Except to the extent that a holder of an Allowed General Unsecured Claim against UPC (a “UPC GUC Claim”) agrees to less favorable treatment, each holder of a UPC GUC Claim will receive, in full and final satisfaction of such UPC GUC Claim, its Pro Rata share of the UPC GUC Equity Pool.

Other General Unsecured Claims Unimpaired – Presumed to Accept
Except to the extent that a holder of an Allowed General Unsecured Claim against the Debtors (other than Unit Corp., UDC, or UPC) (an “Other GUC Claim”) agrees to less favorable treatment, each holder of an Other GUC Claim will receive either: (i) payment in full of such Claim in the ordinary course of business or (ii) payment in full of such Claim in cash upon the later of (A) the Effective Date, (B) the date on which such other GUC Claim becomes an Allowed Claim, or (C) such other date as may be ordered by the Bankruptcy Court.

Intercompany Claims Unimpaired/Impaired - Presumed to Accept/Deemed to Reject
All Claims against the Debtors held by another Debtor (the “Intercompany Claims”) will be adjusted, reinstated, compromised, or discharged on the Effective Date in the Debtors’ discretion, subject to the commercially reasonable consent of the Majority Restructuring Support Parties.

Intercompany Interests Unimpaired/Impaired - Presumed to Accept/Deemed to Reject	All Interests in the Subsidiaries will be reinstated and otherwise unaffected by the Plan or canceled in exchange for replacement equity interests on the Effective Date in the Debtors’ discretion, subject to the commercially reasonable consent of the Majority Restructuring Support Parties.
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Subordinated Claims
All Claims subject to subordination in accordance with sections 510(b) and (c) of the Bankruptcy Code or otherwise (the “Subordinated Claims”), if any, shall be discharged, cancelled, released, and extinguished as of the Effective Date, and will be of no further force or effect, and holders of Subordinated Claims will not receive any distribution on account of such Subordinated Claims.

Unit Corp. Equity Interests Impaired – Entitled to Vote
On the Effective Date, or as soon thereafter as reasonably practicable, all Unit Corp. Equity Interests shall be cancelled, released, discharged, and extinguished and the holders of Unit Corp. Equity Interests shall not receive any distribution on account of such Unit Corp. Equity Interests; provided, however, that each holder of a Unit Corp. Equity Interest that does not elect to opt out of the releases set forth in the Plan shall receive its Pro Rata share of the Warrant Package.

C. Other Restructuring Provisions
Exit Facility	On the Effective Date, all DIP Claims and RBL Secured Claims outstanding as of the Effective Date will be refinanced on a dollar-for-dollar basis with the Exit Facility. The remaining proceeds of the Exit Facility will be used for distributions under the Plan and general corporate purposes of the Reorganized Debtors.
Executory Contracts and Unexpired Leases
As of and subject to the occurrence of the Effective Date and the payment of any applicable cure amount, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to a Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject filed by the Debtors on or before the confirmation date, (iv) is specifically designated as a contract or lease to be rejected in the Schedule of Rejected Contracts, provided that the Majority Consenting Noteholders consent to such rejection, or (v) is specifically designated as a contract or lease to be rejected as requested by the Majority Consenting Noteholders. The Debtors and the Consenting Noteholders will reasonably consult in good faith with the Consenting RBL Lenders regarding the Schedule of Rejected Contracts before it is filed with the Plan Supplement.

Conditions Precedent to the Effective Date
The Plan shall contain customary conditions to effectiveness in form and substance to be agreed upon, including, without limitation:
1.the Confirmation Order shall have been entered, and the Confirmation Order will not have been stayed or modified;
2.all governmental approvals, including Bankruptcy Court approval, necessary to effectuate the Restructuring will have been obtained and all applicable waiting periods will have expired;

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3.the Definitive Documentation relating to the Restructuring will be executed and delivered by the respective parties thereto; and 4.all Restructuring Expenses will have been paid in full.
Plan as a Bankruptcy Rule 9019 Settlement of All Issues
The Debtors and the Restructuring Support Parties acknowledge and agree that the Plan will be treated as a settlement pursuant to Bankruptcy Rule 9019 (the “9019 Settlement”) of various issues, controversies, and disputes. The Plan will be deemed a motion to approve the 9019 Settlement. To the extent that the Plan is not approved, the issues, controversies, and disputes listed above, among others, may be the subject of litigation between and/or among the Restructuring Support Parties and the Debtors, among others, and nothing in this Term Sheet or the Plan or Disclosure Statement (or any settlement negotiations) may be used by any party as evidence (or otherwise) with regard thereto, including, without limitation, with regard to the strengths or weaknesses of any of the various parties’ positions, arguments, or claims. To that end, to the extent that the Plan is not approved, this Term Sheet will be deemed null and void and of no further force and effect.

Releases and Exculpation
Releases:
To the fullest extent permitted by applicable law, the Plan will include full mutual releases from liability in favor of the Debtors, the Restructuring Support Parties, and all of the Debtors’ and the Restructuring Support Parties’ respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents and other representatives, from any claims and causes of action related to or in connection with the Debtors, the Debtors’ out-of-court restructuring efforts, the Restructuring, the Restructuring Support Agreement, the Chapter 11 Cases, or the Plan arising on or prior to the Effective Date; provided, however, that nothing in the foregoing will result in any of the Debtors’ officers and directors waiving any indemnification claims against the Debtors or any of its insurance carriers or any rights as beneficiaries of any insurance policies.
Exculpation:
To the fullest extent permitted by applicable law, the Plan will include customary exculpation provisions in favor of the Debtors, the Restructuring Support Parties, and each of the Debtors’ and the Restructuring Support Parties’ respective current and former officers and directors, professionals, advisors, accountants, attorneys, investment bankers, consultants, employees, agents and other representatives, with respect to any liability relating to the Debtors, the Debtors’ out-of-court restructuring efforts, the Restructuring, the Restructuring Support Agreement, the Chapter 11 Cases, or the Plan arising prior to the Effective Date; provided, however, that no party will be exculpated from any claim or cause of action that was a result of such party’s gross negligence, willful misconduct, or bad faith, as

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determined by a Final Order of a court of competent jurisdiction.
For the avoidance of doubt, subject to the terms and conditions of the Restructuring Support Agreement, the release and exculpation provisions will be included in the Plan as described herein and, as such, will only become effective on the Effective Date.

Injunction and Discharge	Ordinary and customary injunction and discharge provisions shall be included in the Plan and Confirmation Order.
Governance
The initial board of directors of Reorganized Unit Corp. (the “New Board”) will consist of seven members, including (i) David T. Merrill as Reorganized Unit Corp.’s chief executive officer, (ii) one independent member mutually acceptable to the Debtors and the Majority Consenting Noteholders, and (iii) five members (including the chairman of the New Board) selected by the Majority Consenting Noteholders. The identity of the independent member of the New Board and the five members selected by the Majority Consenting Noteholders will be disclosed in the Plan Supplement. The New Board will have authority to appoint members to the board of directors of Superior Pipeline Company, L.L.C. (“Superior”), subject to, and in accordance with, the governing documents of Superior. The Debtors and the Consenting Noteholders will reasonably consult in good faith with the Consenting RBL Lenders regarding the composition of the New Board before such New Board is disclosed in the Plan Supplement.

Securities Exemptions	The issuance and distribution of (i) the Reorganized Unit Corp. Interests, (ii) the Warrants and (iii) the Reorganized Unit Corp. Interests issuable upon exercise of the Warrants will be exempt from registration under the Securities Act or other applicable securities laws without further action by any person pursuant to section 1145(a) of the Bankruptcy Code (to the extent applicable), and/or any other applicable exemption.
Shareholders Agreement
On the Effective Date, Reorganized Unit Corp., the Consenting Noteholders, and all or certain other holders of the Reorganized Unit Corp. Interests may (if determined by the Majority Consenting Noteholders) be party to a shareholders agreement containing customary terms, which may include terms (as determined by the Majority Consenting Noteholders) regarding governance (including implementing the terms of the New Board set forth above), transfer rights and/or other matters regarding Reorganized Unit Corp. and the Reorganized Unit Corp. Interests (the “Shareholders Agreement”), which terms will be consistent with this Term Sheet. The Debtors and the Consenting Noteholders will reasonably consult in good faith with the Consenting RBL Lenders regarding any Shareholders Agreement before it is filed with the Plan Supplement, as applicable.

Registration Rights Agreement	On the Effective Date, the Reorganized Debtors, the Consenting Noteholders, and any holder of 10% or more of the Reorganized Unit
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Corp. Interests will be party to a registration rights agreement in customary form, which registration rights agreement will be consistent with this Term Sheet and in form and substance acceptable to the Majority Consenting Noteholders. The Debtors and the Consenting Noteholders will reasonably consult in good faith with the Consenting RBL Lenders regarding the registration rights agreement before it is filed with the Plan Supplement.
Tax Provisions	The Debtors will use their reasonable best efforts to effectuate the terms and conditions of the Restructuring so as to obtain the most beneficial tax structure for the Debtors, its equity holders post-Effective Date, holders of Subordinated Notes Claims as determined by the Debtors with the consent of the Majority Consenting Noteholders, and holders of RBL Secured Claims as determined by the Debtors with the consent of the Majority Consenting Noteholders and the Majority Consenting RBL Lenders.
Securities Matters
No later than 30 calendar days after the Petition Date, the Debtors, with the consent of the Majority Consenting Noteholders, will make a determination as to whether Reorganized Unit Corp. will continue to be a reporting company under the Securities Exchange Act of 1934, 15 U.S.C. §§ 78(a) – 78(pp) (the “Exchange Act”) following the Effective Date. If the Debtors determine, with the consent of the Majority Consenting Noteholders, that Reorganized Unit Corp. will continue to be a reporting company under the Exchange Act following the Effective Date, the Reorganized Debtors will use commercially reasonable efforts to continue listing the Reorganized Unit Corp. Interests on the New York Stock Exchange or another national securities exchange, as soon as practicable, subject to meeting applicable listing requirements following the Effective Date. The Debtors and the Consenting Noteholders will reasonably consult in good faith with the Consenting RBL Lenders regarding the decision of whether Reorganized Unit Corp. will continue to be a reporting company under the Exchange Act following the Effective Date.

Restructuring Expenses
Prior to the filing of the Chapter 11 Cases, the Debtors shall have paid all Restructuring Expenses then outstanding, including fees and expenses estimated to be incurred at and prior to the filing of the Chapter 11 Cases, for which invoices or receipts have been furnished by the Consenting Noteholder Advisors or the RBL Agent Advisors or the RBL Lenders (provided that the RBL Agent Counsel may submit such invoices on behalf of the RBL Lenders) at least one business day prior thereto.

On the Effective Date, without the need to file a fee or retention application in the Chapter 11 Cases, the Debtors will pay all Restructuring Expenses, including fees and expenses estimated to be incurred through the Effective Date by the Consenting Noteholder Advisors, the RBL Agent Advisors, or the RBL Lenders (provided that the RBL Agent Counsel may submit such invoices on behalf of the RBL Lenders) to the extent invoiced at least one business day before

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the Effective Date.
Consent Rights of Consenting Noteholders and Consenting RBL Lenders	Notwithstanding anything to the contrary herein or in the Plan, any and all consent rights of the Consenting Noteholders or the Consenting RBL Lenders set forth in the Restructuring Support Agreement (including, without limitation, Section 3(c) thereof) with respect to the Definitive Documents, including any amendments, restatements, supplements, or other modifications to such documents, are incorporated into this Term Sheet and the Plan by reference and fully enforceable as if stated in full herein or in the Plan.
D. Compensation and Separation Benefits Provisions
Pre-Petition Date Amendment to Separation Benefit Plan	Prior to the Petition Date, the Debtors will amend the Separation Benefit Plan to eliminate provisions that cause an employee’s severance to vest upon a change of control of Unit Corp. caused by the Restructuring or the Chapter 11 Cases.
Amended Separation Benefit Plan
Following the Petition Date, the Debtors will further amend the Separation Benefit Plan such that holders of Separation Claims who opt in to the Separation Settlement shall receive the Separation Settlement Treatment pursuant to the Plan (the “Amended Separation Benefit Plan”).
The Amended Separation Benefit Plan will be included in the Plan Supplement and adopted by the Reorganized Debtors on the Effective Date pursuant to the Plan. The Debtors and the Consenting Noteholders will reasonably consult in good faith with the Consenting RBL Lenders regarding the Amended Separation Benefit Plan before it is filed with the Plan Supplement.

Separation Settlement Treatment
Each Vested Former Employee will receive (i) a Separation Minimum Claim payable during the Chapter 11 Cases pursuant to an order approving the Debtors’ wages motion; and (ii) if such holder opts in to the Separation Settlement, its Pro Rata share of the Severance Fund (after taking into account payment of its Separation Minimum Claim).
Payments to Vested Former Employees from the Settlement Fund shall commence on the Reorganized Debtors’ first regularly scheduled payroll following the Effective Date in equal installments each in an amount equal to such individual’s Separation Installment Payment and continuing bi-monthly thereafter until paid in full; provided, however, that the first such installment payment shall be in an amount equal to such individual’s Separation Installment Payment plus the amount then due and owing in arrears as if such installment payments had continued through and after the Petition Date.
Each Vested Retained Employee that opts in to the Separation Settlement will receive an Allowed Claim in an amount equal to the difference between the amount owed under the Separation Benefit Plan less the amount owed under the Reorganized Unit Corp. Separation Benefit Plan. On account of such Claim, each such holder will receive

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its Pro Rata share of the Severance Fund.
Payments to Vested Retained Employees from the Settlement Fund shall commence on the Reorganized Debtors’ first regularly scheduled payroll following the date of such employee’s departure from the Reorganized Debtors (whether by termination or otherwise) in equal installments each in an amount equal to such individual’s Separation Installment Payment and continuing bi-monthly thereafter until paid in full; provided, however, that payments to a Vested Retained Employee whose employment ends (whether by termination or otherwise) during the Chapter 11 Cases shall commence on the Reorganized Debtors’ first regularly scheduled payroll following the Effective Date, and the first such installment payment shall be in an amount equal to such individual’s Separation Installment Payment plus the amount then due and owing in arrears as if such installment payments had commenced on the date such individual’s employment ended.
In the event that the Internal Revenue Code imposes a mandatory delay on a Vested Former Employee or a Vested Retained Employee’s payment from the Severance Fund, such delayed payments will be paid in arrears upon the first payment date applicable to such individual.

Deferred Compensation Plan	Unit Corp.’s salary deferral plan will be assumed by the Unit Corp. on the Effective Date pursuant to the Plan.
Employment Agreements
David T. Merrill as president and chief executive officer of Reorganized Unit Corp. and Mark E. Schell as senior vice president, corporate secretary, and general counsel to Reorganized Unit Corp., will enter into employment agreements with Reorganized Unit Corp. (collectively, the “Employment Agreements”), which will include provisions governing severance, subject to the consent of the Majority Consenting Noteholders, and in each case consistent with and subject to the terms and conditions of the respective Employment Agreements attached hereto as Exhibit 3 and Exhibit 4. The Employment Agreements will be included in the Plan Supplement and entered into by Reorganized Unit Corp. and the respective executive on the Effective Date. The Debtors and the Consenting Noteholders will reasonably consult in good faith with the Consenting RBL Lenders regarding the Employment Agreements before such documents are filed with the Plan Supplement.

Key Employee Retention Plan
Prior to the Petition Date, the Debtors will adopt and fund a key employee retention plan (the “KERP”) in an amount of up to $900,000. Ten mid-level executives will be entitled to participate in the KERP, and the Debtors will implement and pay all amounts payable under the KERP prior to the Petition Date, subject to clawback if such an employee quits or is terminated for cause before the later of (i) 12 months or (ii) consummation of restructuring.

Management Incentive Plan	The Plan will provide for the establishment of a post-emergence management incentive plan to be adopted by the New Board (the “Management Incentive Plan”), which will include restricted
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stock units, options, Reorganized Unit Corp. Interests, or other rights exercisable, exchangeable, or convertible into Reorganized Unit Corp. Interests representing 7% of the Reorganized Unit Corp. Interests on a fully diluted basis (the “MIP Equity”). The MIP Equity will be reserved for grants made from time to time to directors, officers, or other management and employees of the Debtors, in a form, amounts, and at times to be determined by the New Board.

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Exhibit 1 to Restructuring Term Sheet

DIP Term Sheet

THIS DIP TERM SHEET IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER OR COMMITMENT WITH RESPECT TO ANY CREDIT FACILITY. THE TRANSACTION DESCRIBED HEREIN WILL BE SUBJECT TO CREDIT APPROVAL BY THE DIP LENDERS AND THE DIP AGENT, BOARD APPROVAL BY THE DEBTORS, AND THE NEGOTIATION AND COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND SUCH OTHER TERMS AS MAY BE AGREED. THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH AGREED DEFINITIVE DOCUMENTS AND THE APPLICABLE DIP ORDERS. Only execution and delivery of definitive documentation relating to the financing described herein shall result in any binding or enforceable obligations of any Party relating to such financing.

UNIT CORPORATION
NON-BINDING DEBTOR-IN-POSSESSION (“DIP”) DIP FINANCING TERM SHEET
        This DIP Term Sheet (including any exhibits attached hereto, the “DIP Term Sheet”) sets forth the principal terms of a superpriority, priming secured debtor-in-possession credit facility (the “DIP Credit Facility”; the credit agreement evidencing the DIP Credit Facility, the “DIP Credit Agreement” and, together with the other definitive documents governing the DIP Credit Facility and the DIP Orders,1 the “DIP Documents,” each of which shall be in form and substance acceptable to the DIP Lenders, the DIP Agent, and the Debtors and substantially consistent with this DIP Term Sheet). The DIP Credit Facility shall be subject to the approval of the Bankruptcy Court and consummated in the cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) commenced by Unit Corporation (“Unit Corp.”) and those certain additional subsidiaries of Unit Corp. listed on Schedule 1 to the Restructuring Support Agreement (the “RSA”) to which this DIP Term Sheet is attached (such subsidiaries and Unit Corp. each a “Debtor” and, collectively, the “Debtors”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) pursuant to (i) an interim order (the “Interim DIP Order”) and  a final order (the “Final DIP Order” and, together with the Interim DIP Order, the “DIP Orders”) of the Bankruptcy Court authorizing the Debtors to obtain the DIP Credit Facility and enter into the DIP Documents (as applicable), each of which DIP Order shall be in form and substance reasonably acceptable to the DIP Lenders, the DIP Agent, and the Debtors; and (ii) the DIP Documents to be executed by the Debtors (as applicable). The date of the filing of such Chapter 11 Cases being the “Petition Date.”

Borrowers
Unit Corp, a Delaware corporation, Unit Drilling Company, an Oklahoma corporation, and Unit Petroleum Company, an Oklahoma corporation, each as a debtor in possession in the Chapter 11 Cases (each, a “Borrower” and, collectively, the “Borrowers”).

Guarantors
The DIP Obligations will be guaranteed by each Borrower and each of 8200 Unit Drive, L.L.C., Unit Drilling Colombia, L.L.C., Unit Drilling USA Colombia, L.L.C., each as a debtor in possession in the Chapter 11 Cases (all companies which provide guarantees, collectively, the “Guarantors”). For the avoidance of doubt, neither (i) Superior Pipeline Company, L.L.C., a

1  Unless otherwise noted, capitalized terms used but not immediately defined herein shall have the meanings ascribed to them at a later point in this DIP Term Sheet

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Delaware limited liability company, nor any of its subsidiaries, nor (ii) SPC Midstream Operating, L.L.C. shall be a Guarantor or a Debtor.
DIP Agent	BOKF, N.A. DBA Bank of Oklahoma (in its capacity as administrative agent under the DIP Credit Facility, the “DIP Agent”).
DIP Letter of Credit Issuers	The entities specified as “Issuers” in the DIP Credit Agreement.
DIP Lenders
Lenders under that certain Senior Credit Agreement dated as of September 13, 2011 (as amended, restated, modified, supplemented, or replaced from time to time prior to the Petition Date, the “Prepetition Credit Agreement”) that are party to the RSA and agree to provide DIP financing (in their capacity as lenders under the DIP Credit Facility, collectively, the “DIP Lenders”) in the form of DIP Loans and deemed issuance of, and participations in, the DIP Letters of Credit. The facilities under the Prepetition Credit Agreement being the “Prepetition Credit Facilities.”

Cash Collateral
“Cash Collateral” consists of: (i) cash collateral (as such term is defined in section 363(a) of the Bankruptcy Code, including, without limitation, any accounts receivable and general intangible and any other cash or right that would be included in such definition of “cash collateral” within the meaning of section 363(a) of the Bankruptcy Code) constituting Prepetition Collateral (including, without limitation, all cash or cash equivalents and other amounts of the Borrowers, including the cash in any deposit or securities accounts, wherever located); (ii) any cash or cash equivalents received as proceeds of Prepetition Collateral or DIP Collateral; and (iii) all other cash or cash equivalents of the Debtors.
Subject to the terms of the DIP Orders and the other definitive documentation, the agent under the Prepetition Credit Agreement (the “Prepetition Agent”) and the lenders under the Prepetition Credit Agreement (the “Prepetition Lenders” and, together with the Prepetition Agent, the “Prepetition Secured Parties”) shall consent to the Debtors’ use of Cash Collateral during the Chapter 11 Cases to fund (a)(i) working capital, (ii) general corporate purposes, (iii) restructuring expenses or (iv) any other fees required under the DIP Credit Agreement and the other definitive documentation during the pendency of the Chapter 11 Cases, in each case, subject to the Approved DIP Budget, including the Permitted Variance (but excluding for purposes of calculating such Permitted Variance, any fees and expenses of Professionals) and (b) fees and expenses incurred by the Professionals, which fees shall not be subject to the Approved DIP Budget prior to the delivery by the DIP Agent of a termination declaration in accordance with the procedures set forth in the DIP Orders and delivery of a Carve-Out Trigger Notice (as defined below).

DIP Secured Parties	The DIP Agent, the DIP Letter of Credit Issuers, the DIP Lenders, the holders of Hedging Obligations and any other holders of DIP Obligations.
DIP Credit Facility Structure	Senior secured superpriority credit facilities, comprised of:
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and Size
New Money DIP Loans
A non-amortizing new money multi-draw credit facility in an aggregate principal amount equal to (x) $44 million minus (y) the amount of the May 2020 Prepetition Loans (defined below) borrowed by the Borrowers, comprised of the following new money loans (collectively, the “New DIP Loans”):
(a) $18 million in principal amount of the New DIP Loans, available upon entry of the Interim DIP Order (the “Interim DIP Loans”); and
(b) the balance of the principal aggregate amount of the New DIP Loans, available upon entry of the Final DIP Order (the “Final DIP Loans”).
The aggregate amount of any New DIP Loans available to the Borrowers to draw as of any draw date shall be the lesser of (i) the maximum amount that may be drawn by the Borrowers while still being in compliance with the anti-cash hoarding conditions (which shall be on terms to be agreed by the DIP Lenders, the DIP Agent, and the Debtors), and (ii) the amount of the undrawn New DIP Loans available as of such date.
Rolled-Up Obligations
Upon entry of the Interim DIP Order, $8 million in principal amount of all Loans (as defined in the Prepetition Credit Agreement) borrowed by the Borrowers during the period commencing on May 1, 2020 and ending on the Petition Date (the “May 2020 Prepetition Loans”) shall be rolled into the DIP Facility and deemed to constitute DIP Loans under the DIP Credit Facility. Any unpaid interest and fees due in respect of the May 2020 Prepetition Loans as of the date of the Interim DIP Order and any obligations under Financial Contracts (as defined in the Prepetition Credit Agreement) constituting Obligations (as defined in the Prepetition Credit Agreement) as of the Petition Date shall be rolled into the DIP Credit Facility as of such date (the “Initial Additional Obligations”).
Upon entry of the Final DIP Order (a) an additional portion of the Loans (as defined in the Prepetition Credit Agreement) in an aggregate principal amount equal to $88,000,000 (such additional portion being the “Remaining Prepetition Roll-Up Loans”, and together with the May 2020 Prepetition Loans, the “Prepetition Roll-Up Loans”), (b) 100% of the Letters of Credit (as defined in the Prepetition Credit Agreement) (the “Prepetition Letters of Credit”): and (c) 100% of any LC Obligations (as defined in the Prepetition Credit Agreement) (the “Prepetition LC Obligations”), in each case of (b) and (c) that are outstanding as of the Petition Date, shall be rolled into the DIP Credit Facility and deemed to constitute DIP Loans, DIP Letters of Credit, and DIP Letter of Credit obligations, under the DIP Credit Facility, respectively. Any unpaid interest and fees due in respect of the Remaining Prepetition Roll-Up Loans, Prepetition Letters of Credit and Prepetition LC Obligations, as of the date of the Final DIP Order shall be rolled into the DIP Credit Facility and deemed to constitute obligations due under the DIP Credit Facility (the “Remaining Additional Obligations” and together with the Initial Additional Obligations, the Prepetition Roll-Up Loans, the Prepetition Letters of Credit, and any Prepetition LC Obligations, the “Rolled-Up

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Obligations”).
The New DIP Loans, the Rolled-Up Obligations, the Hedging Obligations, and any other obligations under, or secured by, the DIP Credit Facility are collectively referred to herein as the “DIP Obligations.”
The DIP Credit Facility will be subject to the definitive documents that will reflect the terms and conditions set forth in this DIP Term Sheet and such other terms and conditions as may be agreed by the DIP Lenders and the Debtors.
Borrowings of New DIP Loans shall be in accordance with the Approved DIP Budget, subject to the Permitted Variance.

Letters of Credit
The reimbursement mechanics and the deemed letter of credit issuance mechanics of the DIP Credit Facility shall be on terms mutually agreed upon by the DIP Lenders and the Debtors, it being understood that all unpaid drawings on the Prepetition Letters of Credit occurring after entry of the Interim DIP Order and prior to entry of the Final DIP Order approving the Rolled-Up Obligations shall automatically and irrevocably be deemed converted into Rolled-Up Obligations upon the entry of the Final DIP Order. Any unpaid drawings on the Prepetition Letters of Credit occurring after the entry of the Final DIP Order approving the Rolled-Up Obligations shall immediately, automatically and irrevocably be deemed to constitute Rolled-Up Obligations. No DIP Letter of Credit Issuer or DIP Lender shall have any obligation to issue any additional letters of credit, or fund any participations in respect thereof, under the DIP Credit Facility. For the avoidance of doubt, nothing in the DIP Order shall prejudice the Debtors’ rights to extend, renew or refinance any letter of credit deemed issued under the DIP Credit Facility.

Fees on the New DIP Loans and Agency Fee
Commitment Fee: For the account of each DIP Lender, a commitment fee in an amount equal to such DIP Lender’s pro rata share of the Commitment Fee Amount earned and payable in full upon the effective date of the DIP Credit Facility. “Commitment Fee Amount” means $990,000.
Unused Fee: 1.00% per annum of the average daily undrawn amount of (i) prior to entry of the Final DIP Order, the Interim DIP Loans, and (ii) following entry of the Final DIP Order, the New DIP Loans, in each case, payable monthly in arrears.
For the avoidance of doubt, no such commitment or unused fees shall be payable in respect of any Rolled-Up Obligations except in regards to Letter of Credit Fees.
Agency Fee: $100,000 per month, payable upon the effective date of the DIP Credit Facility and monthly thereafter.

Letter of Credit Fees	Fronting Fees: 14.5 bps. Other customary letter of credit fees.
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Scheduled Maturity Date	The date that is four months after the Petition Date with a two-month extension option subject to the consent of the Required DIP Lenders.
Maturity Date
The earliest of (i) the Scheduled Maturity Date, (ii) the consummation of a sale of all or substantially all of the assets of the Debtors pursuant to Section 363 of the Bankruptcy Code or otherwise; (iii) the effective date of a plan of reorganization or liquidation in the Chapter 11 Cases; (iv) the entry of an order by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting such Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, and (v) the date of termination of the DIP Lenders’ commitments and the acceleration of any outstanding extensions of credit, in each case, under the DIP Credit Facility in accordance with and subject to the terms of the DIP Documents and the DIP Orders.

Margin and Interest
DIP Letters of Credit: 650 bps with respect to DIP Letters of Credit.
New DIP Loans and May 2020 Prepetition Loans: LIBOR (with a LIBOR floor of 100 bps) + 650 bps with respect to all New DIP Loans.
Prepetition Roll-Up Loans: The Prepetition Roll-Up Loans (other than the May 2020 Prepetition Loans) will have an interest rate identical to the interest rate applicable to such Prepetition Roll-Up Loans immediately prior to the Petition Date.
Default Rate Premium: + 250 bps in respect of DIP Loans and DIP Letters of Credit following the occurrence and during the continuance of an event of default under the DIP Credit Facility.
Interest shall accrue daily and be payable monthly in cash in arrears. Interest shall be calculated on the basis of the actual number of days elapsed in a 365 or 366-day year.

DIP Collateral
Subject to the Carve-Out, upon entry of the Interim DIP Order, the DIP Obligations will be secured by the following (collectively, the “DIP Collateral”): (i) superpriority priming liens on the property secured by valid, unavoidable and perfected security interests and liens of the Prepetition Lenders (the “Prepetition Collateral”), (ii) junior liens on any property that is secured by valid, unavoidable and perfected security interests and liens of any parties other than the Prepetition Lenders as of the Petition Date, (iii) first-priority liens on unencumbered assets of the Debtors that were not, as of the Petition Date, subject to valid, unavoidable and perfected security interests and liens, including, subject to entry of the Final DIP Order, any proceeds, or property recovered in connection with, any of the Debtors’ causes of action under Bankruptcy Code sections 502(d), 544, 545, 547, 548, 549, 550 or 553 or any other avoidance actions under the Bankruptcy Code or applicable non-bankruptcy law (such claims or causes of action, the “Avoidance Actions”) (but excluding, for the avoidance of doubt, the Avoidance Actions, and including, for the avoidance of doubt, any proceeds of the Avoidance Actions and any property recovered in connection therewith). All liens authorized and granted pursuant to the Interim DIP Order or the Final DIP Order entered by the Bankruptcy Court approving the DIP Credit Facility shall be deemed effective and perfected as of the Petition Date, and no further

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filing, notice or act will be required to effect such perfection. The DIP Lenders, or the DIP Agent on behalf of the DIP Lenders, shall be permitted, but not required, to make any filings, deliver any notices, make recordations, perform any searches or take any other acts as may be desirable under law in order to reflect the security, perfection or priority of the DIP Lenders’ claims described herein.

Carve-Out
The “Carve-Out” shall mean the sum of: (a) all fees required to be paid to the Clerk of the Court and all fees required to be paid to the U.S. Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (d) below); (b) all reasonable fees and expenses up to $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (d) below); (c) solely to the extent allowed at any time, whether by interim order, final order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (collectively, the “Debtor Professionals”) and a committee pursuant to sections 328 or 1103 of the Bankruptcy Code (together with the Debtor Professionals, the “Professionals”) at any time before the delivery by the DIP Agent of a Carve-Out Trigger Notice (as defined below); and (d) the Allowed Professional Fees of the Professionals in an aggregate amount not to exceed (x) $500,000 incurred beginning on the first day following delivery by the DIP Agent of a Carve-Out Trigger Notice plus (y) the amount of any Allowed Professional Fees arising from any restructuring, sale, completion, success, or other similar fees of any investment banker or financial advisor of the Debtors, in each case to the extent allowed at any time, whether by interim order, procedural order, final order, or otherwise, other than any fees and expenses of any Professionals, whether a Restructuring Fee or Sale Fee (each as defined in that certain engagement letter, dated January 6, 2020 between Evercore Group L.L.C. and Unit Corp.), or any other similar “success” or “completion” fee or other fee that is payable at or after, or as a result of, the conversion of any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code (the amounts set forth in this clause (d) being the “Post-Carve Out Trigger Notice Cap”); provided that, notwithstanding the foregoing, the “Carve-Out” shall not include any fees, costs, and expenses incurred by the Professionals in connection with investigating the claims and liens of the Prepetition Agent and the Prepetition Lenders and asserting any challenges to any stipulations of the Debtors in the DIP Orders within the challenge period and shall only include any fees, costs, and expenses incurred by the committee (if any) to investigate the claims and liens of the Prepetition Agent and the Prepetition Lenders and to assert any challenges to any stipulations of the Debtors in the DIP Orders within the challenge period up to an amount not to exceed $50,000. For the avoidance of doubt and notwithstanding anything to the contrary contained herein or in the DIP Orders, the DIP Documents, or the prepetition claim documents, the Carve-Out shall be senior to all liens and claims securing the DIP Obligations, to all Superpriority Claims, all claims arising under the prepetition claim documents, and all liens securing such claims thereunder, the adequate protection liens, all adequate protection

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superpriority claims, any and all other forms of adequate protection securing or on account of the claims arising under the prepetition claim documents, and any claims against or other obligations of the Debtors, including any post-petition intercompany claims among the Debtors.
For purposes of the foregoing, “Carve-Out Trigger Notice” means a written notice delivered by email (or other electronic means) by the DIP Agent to the Debtors, their lead restructuring counsel, any committee, and the U.S. Trustee, which notice shall be delivered following the occurrence and during the continuation of an event of default under the DIP Order then in effect or the DIP Credit Agreement, stating that the Post-Carve-Out Trigger Notice Cap has been invoked. Notwithstanding the foregoing, so long as a Carve-Out Trigger Notice has not been delivered, the Debtors shall be permitted to pay and/or reimburse, as applicable, Allowed Professional Fees that are allowed by the Bankruptcy Court and payable under sections 328, 330, and 331 of the Bankruptcy Code and compensation procedures approved by the Bankruptcy Court, and the payment and/or reimbursement of same shall not reduce the Carve-Out.
None of the Carve-Out, the Post-Carve-Out Trigger Notice Cap, nor the Approved DIP Budget shall be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors and their estates.

Hedging
Any hedging transactions permitted under the DIP Orders and hedging orders entered by the Bankruptcy Court, that are entered into prior to or after the Petition Date by the Debtors with a counterparty that is the DIP Agent, a DIP Lender or any affiliate of the foregoing will be secured by the DIP Collateral (such hedging obligations, the “Hedging Obligations”).
So long as there is no event of default under the DIP Credit Agreement or termination event under the RSA, with respect to any hedging transactions entered into prior to the Petition Date by the Debtors with a counterparty that is a Prepetition Lender, the Prepetition Agent acting as a Lender and a hedge counterparty, or any affiliate of the foregoing, the counterparty shall waive all rights to terminate such hedges solely as a result of the Debtors’ filing of the Chapter 11 Cases (expressly excluding any conversion of the Chapter 11 Cases into cases commenced by the Debtors under chapter 7 of the Bankruptcy Code) and forbear from exercising any rights or remedies with respect thereto during the pendency of the Chapter 11 Cases (other than pursuant to the rollup of any such hedging obligations constituting Rolled-Up Obligations).  Notwithstanding the foregoing, (a) nothing contained in the DIP Credit Agreement shall prohibit or otherwise restrict any right of any DIP Lender (or any affiliate thereof) that is a hedge counterparty to amend any hedging transaction to which it is a party to the extent provided for in such hedging documentation; provided, however, that such amendment shall be subject to the written consent of the Debtors to the extent provided for in the underlying hedging documentation, and (b) the automatic stay imposed pursuant to section 362 of the Bankruptcy Code in respect of the claims under the Prepetition Credit Facilities will be vacated and modified to the extent necessary to permit such hedge

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counterparty and Debtors to enter into any such amendments or modifications to the underlying hedge documentation without further order of the Bankruptcy Court.
Use of Proceeds of New DIP Loans
The proceeds of the New DIP Loans shall be used (a) to pay certain costs, fees and expenses associated with the DIP Credit Facility and the Chapter 11 Cases, including fees and expenses of Professionals and the Carve-Out, (b) to pay any Adequate Protection payments, and (c) to fund the working capital needs, capital improvements and expenditures of the Debtors during the pendency of the Chapter 11 Cases, in each case, subject to the Approved DIP Budget, including Permitted Variance[2].
Proceeds of the New DIP Loans shall not be used (i) to permit any Borrower, Guarantor or any other party-in-interest or any of their representatives to challenge or otherwise contest or institute any proceeding to determine (x) the validity, perfection or priority of security interests in favor of any of the DIP Agent, the DIP Lenders or the Prepetition Secured Parties, or (y) the enforceability of the obligations of any Borrower or any Guarantor under the DIP Credit Facility or the Prepetition Credit Agreement, (ii) to investigate, commence, prosecute or defend any claim, motion, proceeding or cause of action against any of the DIP Agent, the DIP Lenders, the Prepetition Agent or the Prepetition Lenders, each in such capacity, and their respective agents, attorneys, advisors or representatives, including, without limitation, any lender liability claims or subordination claims, or (iii) to fund acquisitions, capital expenditures, capital leases, or any other expenditure, in each case in this clause (iii), other than as set forth in the Approved DIP Budget.

Adequate Protection
The DIP Orders shall provide for the following adequate protection to the Prepetition Secured Parties for and to the extent of any diminution in value of the Prepetition Collateral including, without limitation, any such diminution during the Cases arising from the (a) sale, lease or use by the Debtors of the Prepetition Collateral and Cash Collateral, (b) the priming of the Prepetition Lenders’ valid, unavoidable and perfected security interests and liens in the Prepetition Collateral (other than by the amount of the Rolled-Up Obligations), and (c) imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code in respect of all claims under the Prepetition Credit Facilities, subject in each case, to the Carve-Out and any valid, perfected, and non-avoidable senior liens (as long as same are permitted liens under the Prepetition Credit Agreement) in the Prepetition Collateral in existence immediately prior to the Petition Date and any such valid and non-avoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date pursuant to section 546(b) of the Bankruptcy Code:
(a) a superpriority administrative expense claim as contemplated by

2  For the avoidance of doubt, the payment of allowed fees and expenses of Professionals shall not be subject to the Approved DIP Budget prior to the delivery of a termination declaration in accordance with the procedures set forth in the DIP Orders and delivery of a Carve-Out Trigger Notice (as defined below).
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Section 507(b) of the Bankruptcy Code immediately junior to the claims under Section 364(c)(1) of the Bankruptcy Code held by the DIP Agent and the DIP Lenders;
(b) liens on the DIP Collateral (such adequate protection liens shall be junior to the liens securing the DIP Credit Facility);
(c) any interest payable under the Prepetition Credit Agreement (excluding interest on the Rolled-Up Obligations), including (i) any prepetition or postpetition interest applicable at the non-default rate for any interest accruing prior to the Scheduled Maturity Date, and (ii) any interest at the applicable non-default rate for interest accruing after such Scheduled Maturity Date, which payments shall be made monthly in arrears on the last day of each calendar month. The first such payment shall include all accrued interest to and including such payment date, including unpaid prepetition interest; and
(d) payment in cash of (i) all reasonable and documented accrued and unpaid fees and disbursements owing to advisors of the Prepetition Secured Parties incurred prior to the Petition Date, and (ii) all reasonable and documented fees and out-of-pocket disbursements of such advisors, professionals and other consultants (including legal counsel) as may have been retained by the Prepetition Agent or the Prepetition Lenders incurred on or after the Petition Date.

Superpriority Claims
Pursuant to section 364(c)(1) of the Bankruptcy Code, all of the DIP Obligations shall constitute allowed senior administrative expense claims against each of the Debtors (without the need to file any proof of claim or request for payment of administrative expense) with priority over any and all other administrative expenses, adequate protection claims, diminution claims (including all adequate protection obligations) and all other claims against the Debtors, now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expenses or other claims arising under sections 105, 326, 327, 328, 330, 331, 503(b), 506(c) (with any claims arising only under section 506(c) subject to the entry of the Final DIP Order), 507(a), 507(b), 546, 726, 1113, or 1114 of the Bankruptcy Code (the “Superpriority Claims”), whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, which allowed claims shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and which shall be payable from and have recourse to all pre- and postpetition property of the Debtors and their estates and all proceeds thereof (excluding all Avoidance Actions, but including any proceeds of the Avoidance Actions); provided, however that the Superpriority Claims shall be subordinate only to the Carve-Out.

Selected Key Milestones	The DIP Orders and the DIP Credit Agreement shall provide that the
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Debtors will implement their Chapter 11 Cases in accordance with the milestones as reflected in Annex 1 attached hereto (the “DIP Milestones”).
The Debtors may extend a DIP Milestone only with the express written consent of the DIP Agent acting at the direction of the Required DIP Lenders.
As used in this DIP Term Sheet, “Required DIP Lenders” means, at any time, DIP Lenders having exposure (including loan exposure and letter of credit exposure) and unused commitments representing at least a majority of the sum of all exposure outstanding and unused commitments at such time (subject to customary defaulting lender limitations).

Conditions Precedent	Usual and customary conditions precedent found in credit agreements for similar debtor in possession financings, including, without limitation, entry into an RSA that is satisfactory to the DIP Agent and the DIP Lenders.
Affirmative Covenants
Usual and customary affirmative covenants found in credit agreements for similar debtor in possession financings (which will be applicable to the Borrowers and the Guarantors), subject to usual and customary carveouts, exceptions, and qualifications for similar debtor-in-possession financings, including, without limitation, the following: financial statements and other reporting, notices of material events, existence, conduct of business, payment of obligations, taxes and material claims, maintenance of properties, insurance, books and records, inspection rights, compliance with laws, use of proceeds, environmental matters, further assurances, reserve reports, title information and cure of title defects, ERISA compliance, business of the Borrowers, permits and licenses, cash management, compliance with anti-corruption and sanctions, compliance with Approved DIP Budget and Permitted Variances consistent with this DIP Term Sheet, compliance with the Milestones, agreements to pledge collateral and provide guaranties, ongoing hedging obligations, certain bankruptcy conditions, and maintenance of accounts.

Negative Covenants
Usual and customary negative covenants found in credit agreements for similar debtor-in-possession financings (which will be applicable to the Borrowers and the Guarantors), subject to usual and customary carveouts, baskets, exceptions, and qualifications for similar debtor-in-possession financings, including, without limitation, the following: limitations on debt and guarantees, limitations on liens, limitations on fundamental changes, limitations on investments, limitations on loans and advances, limitations on hedging transactions, limitations on restricted payments, limitations on transactions with affiliates, limitations on restrictive agreements, limitations on additional subsidiaries, limitations on sale-and-leaseback transactions, limitations on the use of proceeds, ERISA compliance, limitations on the sale of properties, environmental matters, limitations on subsidiaries, limitations on gas imbalances, take-or-pay or other prepayments, limitations on changes to the fiscal year or fiscal quarters, limitations on the repayment or acquisition of debt and the amendment of debt documents, limitations on marketing activities, limitations on the sale or discount of receivables, limitations on granting additional collateral,

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limitations on incurring or permitting additional super-priority claims or the grant of adequate protection, limitation on maintaining certain deposit, securities or commodities accounts, limitations on changing any DIP Order, limitations related to non-credit party subsidiaries, and limits on divisions.

Approved DIP Budget and Permitted Variance
On or before the Petition Date, the Debtors shall have furnished to the DIP Agent a thirteen week rolling operating budget and cash flow forecast, in form and substance reasonably acceptable to the DIP Agent (the “Approved DIP Budget”), together with such related information and/or materials as the DIP Agent may deem reasonably necessary or desirable in connection therewith, all as certified by the Company’s chief financial officer as being true and correct in all material respects (except with respect to any forward-looking statements or information).
No later than 12:00 p.m. on Wednesday of each week starting with the first full calendar week following the Petition Date, and on a weekly basis thereafter (or at such other times as the Debtors may elect), the Debtors shall propose a rolling DIP budget (the “Proposed DIP Budget”) to the DIP Agent accompanied by a certificate from the Company’s chief financial officer as being true and correct in all material respects (except with respect to any forward-looking statements or information) and consistent in form and substance in all material respects to the Approved DIP Budget. The DIP Agent may approve such Proposed DIP Budget, which will then become the “Approved DIP Budget” then in effect in DIP Agent’s sole and absolute discretion; provided, that (i) if the DIP Agent does not provide notice of approval or disapproval of the Proposed DIP Budget within three (3) business days, the DIP Agent will be deemed to have disapproved such Proposed DIP Budget and (ii) if the Proposed DIP Budget is not approved (or deemed disapproved) by the DIP Agent, the Approved DIP Budget that was last approved by the DIP Agent shall continue to be in effect. Notwithstanding the foregoing, the Debtors may not modify allocations between tested and non-tested line items within the Approved DIP Budget without the prior written authorization of the DIP Agent. The Approved DIP Budget shall report fees and costs of Professionals on an accrual basis without regard to allowance by the Bankruptcy Court or any required holdback.
No later than 12:00 p.m. on the first Wednesday following the Petition Date, and on a weekly basis thereafter (each a “Test Date”), the Debtors shall deliver to the DIP Agent a weekly variance report (the “Variance Report”). The Variance Report shall measure performance, on a cumulative basis for (i) all disbursements made in such prior week against the amount budgeted therefor in the Approved DIP Budget and (ii) all disbursements made in the prior four weeks (or, if applicable, such shorter number of weeks elapsed since the delivery of the initial Approved DIP Budget) against the amount budgeted therefor in the Approved DIP Budget, and shall include calculations that demonstrate that the Debtors are in compliance with the Permitted Variance (as defined below). The Debtors shall not be required to test receipts in the Variance Report.
On each Test Date, the Debtors shall demonstrate in each such Variance

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Report that the aggregate actual disbursements made in the prior four weeks or, if applicable, such shorter number of weeks elapsed since delivery of the Approved DIP Budget, excluding (i) any fees and expenses of Professionals, and (ii) any fluctuations in royalty payments, payments to working interest holders, or similar payments or ad valorem or other taxes due on account of production of oil and gas interests that are attributable to changes in commodity prices, do not exceed the sum of the aggregate amount budgeted therefor in the Approved DIP Budget for the applicable time period set forth above by more than ten percent (10%) of the budgeted amount (the “Permitted Variance”) on a cumulative basis for all disbursements made during such four-week period (or, if applicable, such shorter number of weeks elapsed since delivery of the Approved DIP Budget). Certification of compliance shall be provided on such Test Date, concurrently with delivery of each Variance Report, and shall have been certified by the Debtors’ chief financial officer as being true and correct in all material respects (except with respect to any forward-looking statements or information), and be in a form and substance reasonably satisfactory to the DIP Agent.
Additionally, commencing on June 8, 2020 and continuing on the second Monday of each calendar month thereafter, the Professionals shall provide to the Debtors and counsel to the DIP Agent a summary of fees and expenses accrued by such Professionals for the prior calendar month (excluding fees and expenses accrued on or prior to the Petition Date) and for which such Professionals intend to submit applications for compensation and reimbursement. In the event the amount of accrued fees and expenses for such Professionals for such prior calendar month exceeds the amount set forth in the Approved DIP Budget for the applicable period (the “Monthly Estimate”) plus a 10% variance, the DIP Agent shall meet and confer with the Debtors and such Professionals to discuss a good-faith modification to the Approved Budget and the Monthly Estimate regarding the fees and expenses of such Professionals; provided, however, that if the parties are unable to reach a consensual resolution regarding such modification to the Approved DIP Budget and the Monthly Estimate, then the DIP Agent may, subject to the terms and procedures set forth in the DIP Orders and the DIP Credit Agreement, deliver to the U.S. Trustee, the Debtors, and any committee through their respective counsel, a termination declaration declaring the occurrence of an Event of Default; provided further, however, that the fees and expenses of the Professionals that have accrued through the date of delivery of such a termination declaration and a Carve-Out Trigger Notice, if any, in connection with any such Event of Default shall not be subject to the Approved DIP Budget. For the avoidance of doubt, nothing in this paragraph shall alter or affect any Professional’s right to seek allowance or payment of the amount of a Professional’s fees and expenses or any person’s right to object to the same. To the extent the amount of the actual fees and expenses of the Professionals for any calendar month is less than the Monthly Estimate for such calendar month, such excess amount may be rolled forward to increase the amount of the Monthly Estimate in any subsequent calendar month.

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Other
Conditions requiring prepetition KERP to be acceptable to the Required DIP Lenders to be included in the RSA.
Representations and warranties customary for debtor in possession financings of this type and acceptable to the DIP Lenders and the Debtors.

Events of Default
Usual and customary events of default found in credit agreements for similar debtor in possession financings, subject to usual and customary carveouts, exceptions, cure periods, and qualifications for similar debtor-in-possession financings.
An event of default under the DIP Credit Agreement without regard to or limitation by any notice, waiver, forbearance, or decision by Required Lenders shall constitute an event of default (or other term of similar effect or meaning) under any swap agreement in existence on or prior to the Petition Date with any DIP Lender or affiliate thereof (or that was a DIP Lender or affiliate thereof on the date the DIP Credit Agreement was entered into).

Prepayments
Prior to the Maturity Date, the Borrowers may, upon agreed notice periods (subject to payment of applicable breakage costs), prepay and cash collateralize, in full or in part, the DIP Loans and the DIP Letters of Credit.
Prior to the Maturity Date, mandatory prepayments shall be required under certain standard and customary circumstances to be agreed, including that the Debtors shall prepay the DIP Loans and cash collateralize the DIP Letters of Credit (i) in an amount equal to 100% of the net cash proceeds of the sale or other disposition of any property or assets of the Debtors or any of their respective subsidiaries or receipt of insurance or condemnation proceeds (except for ordinary course and de minimis sales and additional exceptions to be agreed on in the DIP Documents), (ii) in connection with the issuance of certain equity and post-petition debt, and (iii) if the Debtors have, at any time, a Consolidated Cash Balance above an amount to be agreed.

Voting	Except as otherwise provided for herein, voting in respect of amendments, waivers, and modifications of the terms of the DIP Credit Agreement shall be customary for financings of this type (including all lender consent requirements to be agreed).
Expenses and Indemnification	Expense reimbursement (including, without limitation, reimbursement of fees and expenses incurred by each of the DIP Agent and the DIP Lenders) and indemnification provisions customarily found in the loan agreements for similar debtor in possession financings.
Yield Protection
The DIP Documents will contain yield protection provisions customarily found in the loan agreements for similar debtor in possession financings; provided that there shall be no prepayment premium or penalty.

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Assignments	The DIP Documents will contain assignment provisions customarily found in the loan agreements for similar debtor in possession financings. All assignees of DIP Loans and DIP Letters of Credit shall become bound to the terms of the RSA (unless the RSA is no longer in effect at such time).
Governing Law; Submission to Jurisdiction; Waiver of Jury Trial
State of New York. Exclusive jurisdiction is vested in the Bankruptcy Court, including with respect to the exercise of Events of Default and remedies by the DIP Lenders and preservation of the DIP Collateral’s value. Each party expressly waives the right to trial by jury in any proceeding relating to or arising in any way from this DIP Term Sheet, any other DIP Document or the transactions contemplated hereby or thereby, to the extent permitted by applicable law.
In the event the Bankruptcy Court lacks jurisdiction, or abstains from exercising jurisdiction, the United States District Court for the Southern District of Texas and any Appellate Court thereof shall retain exclusive jurisdiction in any action or proceeding arising out of or relating to this DIP Term Sheet.

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Annex 1
DIP Milestones
“Milestones” means the following milestones relating to the Chapter 11 Cases:
(a)The Petition Date shall occur no later than 11:59 p.m. Houston, Texas time on May 22, 2020;
(b)No later than 3 days after the Petition Date (or such later date as the DIP Agent and the Required DIP Lenders may agree in writing to the Borrowers), the Bankruptcy Court shall have entered the Interim DIP Order, in a form and substance reasonably satisfactory to the DIP Agent and the Required DIP Lenders;
(c)No later than 15 days after the Petition Date (or such later date as the DIP Agent and the Required DIP Lenders may agree in writing to the Borrowers), the Debtors shall have filed with the Bankruptcy Court the Plan and Disclosure Statement (each as defined in the RSA), in each case, in a form and substance reasonably satisfactory to the DIP Agent and the Required DIP Lenders;
(d)No later than 15 days after the Petition Date (or such later date as the DIP Agent and the Required Lenders may agree in writing to the Borrowers), the Debtors shall have filed with the Bankruptcy Court a motion to establish a bar date for filing proofs of claim;
(e)No later than 35 days after the Petition Date (or such later date as the DIP Agent and the Required DIP Lenders may agree in writing to the Borrowers), the Bankruptcy Court shall have entered the Final DIP Order;
(f)No later than 40 days after the Petition Date (or such later date as the DIP Agent and the Required DIP Lenders may agree in writing to the Borrowers), the Bankruptcy Court shall have entered an order (the “Disclosure Statement Order”) (i) conditionally approving the adequacy of the Disclosure Statement, and (ii) approving the related solicitation procedures, in each case, in a form and substance reasonably satisfactory to the DIP Agent and the Required DIP Lenders;
(g)No later than 85 days after the Petition Date (or such later date as the DIP Agent and the Required DIP Lenders may agree in writing to the Borrowers), the Bankruptcy Court shall have entered the Confirmation Order (as defined in the RSA) in a form and substance reasonably satisfactory to the DIP Agent and the Required DIP Lenders; and
(h)No later than 110 days after the Petition Date (or such later date as the DIP Agent and the Required DIP Lenders may agree in writing to the Borrowers), the Plan of Reorganization shall have become effective and Debtors shall have substantially consummated the transactions contemplated by the Plan of Reorganization and Confirmation Order.

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Exhibit 2 to Restructuring Term Sheet

Exit Facility Term Sheet

THIS EXIT FACILITY TERM SHEET IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER OR COMMITMENT WITH RESPECT TO ANY CREDIT FACILITY. THE TRANSACTION DESCRIBED HEREIN WILL BE SUBJECT TO CREDIT APPROVAL BY THE LENDERS AND THE ADMINISTRATIVE AGENT, BOARD APPROVAL BY THE CREDIT PARTIES, AND THE NEGOTIATION AND COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND SUCH OTHER TERMS AS MAY BE AGREED. THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH AGREED DEFINITIVE DOCUMENTS AND THE APPLICABLE DIP ORDERS. ONLY EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION RELATING TO FINANCING DESCRIBED HEREIN SHALL RESULT IN ANY BINDING OR ENFORCEABLE OBLIGATIONS OF ANY PARTY RELATING TO SUCH FINANCING

UNIT CORPORATION
NON-BINDING EXIT FACILITY TERM SHEET1

I. Parties
Borrowers:
Unit Corporation, a Delaware corporation (the “Company”), Unit Drilling Company, an Oklahoma corporation, and Unit Petroleum Company, an Oklahoma corporation, each as reorganized on the Closing Date (as defined below).

Guarantors:
The Company and all subsidiaries of the Company that will exist as of the Closing Date, or that are formed or acquired during the tenor of the Facilities (other than (i) Superior Pipeline Company, L.L.C., a Delaware limited liability company, or any of its subsidiaries, or (ii) SPC Midstream Operating, L.L.C., an Oklahoma limited liability company, or any of its subsidiaries).
As used herein, the “Credit Parties” means the Borrowers and the Guarantors.

Lead Arranger and Bookrunner:	BOKF, N.A. dba Bank of Oklahoma (“BOKF”) as sole lead arranger and sole bookrunner (the “Arranger”).
Other Agents:	Same as Existing Credit Agreement.
Administrative Agent:	BOKF (in such capacity, the “Administrative Agent”).
RBL Lenders:	BOKF and all other lenders under the Superpriority Senior Secured Debtor-in-Possession Credit Agreement dated on or about [________], 2020 (as

1  The exit facilities will be structured as an amendment and restatement of the existing senior, secured credit facility evidenced by the Senior Credit Agreement dated as of September 13, 2011 among the Company, Unit Petroleum Company, and Until Drilling Company, each as borrowers, BOKF, as the administrative agent, and the other lenders and agents party thereto (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”).

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amended, supplemented or otherwise modified prior to the date hereof, the “DIP Credit Agreement”) (collectively, the “RBL Lenders”).
Term Lenders:	BOKF and all other lenders under the DIP Credit Agreement (collectively, the “Term Lenders”, and together with the RBL Lenders, the “Lenders”).
Majority Lenders:	Lenders holding more than 50.0% of the aggregate amount of the Loans and participations in Letters of Credit and unused commitments under the Facilities.
Majority RBL Lenders:	RBL Lenders holding more than 50.0% of the aggregate amount of the RBL Loans and participations in Letters of Credit and unused commitments under the RBL Facility.
Required RBL Lenders:	RBL Lenders holding not less than 66.67% of the aggregate amount of the RBL Loans and participations in Letters of Credit and unused commitments under the RBL Facility.
Majority Term Lenders:	Term Lenders holding more than 50.0% of the aggregate amount of the Term Loans under the Term Facility.
Lender Swap Counterparties:
Lenders or affiliates of a Lender that are party to Lender Swap Agreements (to be defined as set forth in the DIP Credit Agreement) with any Borrower or Guarantor (collectively, the “Lender Swap Agreements”).

Secured Parties:
Administrative Agent, Lenders, the Issuing Bank, Lender Swap Counterparties and providers of cash management products (the “Bank Product Providers”) provided to any Borrower or Guarantor by a Lender or an affiliate of a Lender (collectively, the “Bank Products”) (as defined below) (the “Secured Parties”). Any Lender Swap Counterparty that (a) is a Lender or an Affiliate of a Lender or (b) was a Lender or an Affiliate of a Lender as of the date such Lender Swap Counterparty entered into any transaction under a Lender Swap Agreement shall be a Secured Party with respect to such transaction (without giving effect to any extension, renewal, increases or modifications (including blending) thereof which are made after such Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender) until the payment in full in cash by the Borrowers and any Guarantor of all of their obligations under such transaction regardless of whether such Lender Swap Counterparty ceases to be a Lender or an Affiliate of a Lender while such transaction remains outstanding or arrangements satisfactory to such Lender Swap Counterparty has been made with respect to such transaction.

II. Facilities
Type and Amount of RBL Facility:	A senior secured revolving credit facility (the “RBL Facility”) in an amount equal to $140 million (the “Aggregate Maximum RBL Credit Amount”) (the loans thereunder, the “RBL Loans”).
Type and Amount of Term Facility:	A senior secured term loan facility (the “Term Facility”, and together with the RBL Facility, the “Facilities”) in an amount equal to $40 million (the
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“Term Commitments”) (the loans thereunder, the “Term Loans” and together with the RBL Loans, the “Loans”).
Scheduled Maturity Date:	The date that is 42 months after the Closing Date (the “Maturity Date”).
Availability of RBL Loans:
Subject to the Borrowing Base then in effect, the RBL Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on the Maturity Date in accordance with the terms hereof and subject to satisfaction of applicable conditions precedent.
Availability under the RBL Facility shall be equal to the lesser of (a) the Aggregate Maximum RBL Credit Amount and (b) the then effective Borrowing Base (such lesser amount being the “RBL Commitments”, and together with the “Term Commitments”, the “Commitments”).

Availability of Term Loans:	The Term Facility shall be available in a single drawing on the Closing Date in an amount equal to the Term Commitments. Amounts borrowed under the Term Facility that are repaid or prepaid may not be reborrowed, and any unused portion of the Term Commitments shall terminate on the Closing Date.
Letters of Credit:
A portion of the RBL Facility not in excess of the lesser of (x) 10% of the Borrowing Base then in effect and (y) $14 million shall be available for the issuance of letters of credit (the “Letters of Credit”) by BOKF (in such capacity, the “Issuing Bank”). No Letter of Credit shall have an expiration date after the earlier of (a) eighteen (18) months after the date of issuance and (b) five (5) business days prior to the Maturity Date, provided that any Letter of Credit may provide for the automatic renewal thereof (which shall in no event extend beyond the date referred to in clause (b) above). No Letter of Credit will be issued if such issuance would cause the sum of (1) the aggregate, undrawn maximum face amount of the Letters of Credit plus (2) the aggregate unpaid amount of all reimbursement obligations with respect to the Letters of Credit, to exceed (x) the lesser of (A) the Borrowing Base then in effect and (B) the RBL Commitments at such time minus (y) the aggregate amount of RBL Loans outstanding at such time.
Drawings under any Letter of Credit shall be reimbursed by the Borrowers (whether with its own funds or with the proceeds of RBL Loans) on the business day the Borrowers receive notice of such drawing from the Issuing Bank if such notice is received by the Borrowers prior to 1:00 p.m. Tulsa time or, if such notice is received after 1:00 p.m. Tulsa time, then on the next succeeding business day following such notice. To the extent that the Borrowers do not so reimburse the Issuing Bank, the RBL Lenders shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank on a pro rata basis.
At any time the Borrower is required to cash collateralize the Letter of Credit obligations pursuant to the terms of the Credit Documentation, the required amount will be 105% of such Letter of Credit obligations.

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Purpose:
The proceeds of the Loans shall be used by the Borrowers for (a) financing certain fees, costs and expenses in connection with the Borrowers’ and Guarantors’ exit from chapter 11 and refinancing certain debt in connection therewith, and (b) working capital and general corporate purposes of the Company and its subsidiaries, provided that neither the Company nor its subsidiaries nor any other Guarantor will use any proceeds for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose which would constitute this transaction a “purpose credit” within the meaning of Regulation U or any other purpose that entails a violation of Regulations T, U, and X.
The proceeds of the Loans shall not be used by the Borrowers (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any person or country subject to applicable sanctions, in violation of sanctions applicable to the Borrowers and its subsidiaries, or (z) in any manner that would result in the violation of any sanctions applicable to any Borrower or Guarantor or, to the knowledge of any Borrower, any other person.

Security/Guarantee:
The Facilities, the Lender Swap Agreements and the Bank Products (obligations and liabilities arising thereunder, the “Secured Obligations”) shall be secured by first priority, perfected liens and security interests (subject to certain permitted liens) on all personal and real property assets of the Borrowers and the Guarantors, including first priority, perfected liens (subject to certain permitted liens) on:
(a)oil and gas properties of the Borrowers and the Guarantors, including not less than 90% of the total value of the proved oil and gas properties evaluated in the most recent reserve report delivered to the Administrative Agent (which such mortgages will be delivered (A) within 30 days (or such later date as approved by the Administrative Agent in its sole discretion) of each Scheduled Borrowing Base Redetermination or any other redetermination or delivery of a reserve report, (B) with each acquisition (whether completed in one transaction or a series of related transactions) of oil and gas properties with a purchase price in excess of an amount to be agreed, and (C) to comply with the title covenant.
(b)all present and future capital stock or other membership or partnership equity ownership or profit interests (collectively, “Equity Interests”) owned or held of record or beneficially by any Borrower or any Guarantor, including without limitation all Equity Interests owned by the Company in Superior Pipeline Company, L.L.C. and SPC Midstream Operating, L.L.C.;
(c)all tangible and intangible personal property and assets of the Borrowers and the Guarantors (including, without limitation, all equipment, inventory and other goods, accounts, licenses, contracts, intellectual property and other general intangibles, deposit accounts,

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securities accounts and other investment property and cash (including all land-based drilling and workover rigs (including any such partial rigs) owned by the Credit Parties, together with all engines and substructures, pumps, drilling equipment, machinery, equipment, forklifts, bulldozers and other parts necessary or useful for the drilling operation of such rigs, breaking system, drill pipe, drill collars, tools, supplies, parts (including spare parts), forklifts, bulldozers and any other items and types of goods installed on, affixed to or used in connection with any such rig or is otherwise necessary or useful for the drilling operation of any such rig, and all yard and other inventory, fixtures, or other equipment related to any such rig);
(d)the corporate headquarters of the Company and any other real property owned or leased by the Credit Parties and surveys, appraisals, environmental reports, property condition reports, zoning reports, title commitments and title insurance policies, consents, transfer letters, and other items reasonably requested by the Administrative Agent in connection therewith;
(e)all products, profits, and proceeds of the foregoing.
The collateral shall be subject to an usual and customary excluded asset construct to be agreed. For the avoidance of doubt, all deposit accounts and securities accounts (excluding certain accounts to be mutually agreed) of the Borrowers and Guarantors (x) shall be maintained at BOKF or another Lender and (y) subject to control agreements in form and substance reasonably satisfactory to the Administrative Agent, provided, the Borrowers’ primary operating account(s) shall be required to be maintained at BOKF.
The Facilities, the Bank Products and the Lender Swap Agreements shall be guaranteed by an unconditional joint and several guarantee of payment from the Borrowers and from the Guarantors. Security and Guarantees of obligations under the Lender Swap Agreements shall be subject to customary exceptions for non-qualified ECP counterparties.
Lender Swap Agreements shall constitute Secured Obligations and Guaranteed Obligations until all obligations of any Borrower or any Guarantor thereunder are paid in full, irrespective of whether the Lender Swap Counterparty is a Lender under the Facilities.

Borrowing Base:
The Borrowing Base shall be the loan value to be assigned to the proved reserves attributable to the Borrowers’ and Guarantors’ oil and gas properties located in the United States (the “Borrowing Base Properties”). The initial Borrowing Base will be initially set at an amount of not less than $140 million (or such greater amount as may be determined by the RBL Lenders on or prior to the Closing Date in their sole discretion) until the next scheduled Borrowing Base redetermination, or the Borrowing Base is otherwise adjusted as set forth herein. The Borrowing Base will be redetermined on a semi-annual basis (the “Scheduled Borrowing Base

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Redetermination”), with the parties having the right to interim unscheduled redeterminations as described below.
Scheduled Borrowing Base Redeterminations will be on a semi-annual basis each April 1st and October 1st, commencing with April 1, 2021 (the “First Scheduled Borrowing Base Redetermination”) and will be based upon a Reserve Report prepared as of the immediately preceding December 31st and June 30th, respectively, and delivered to the Administrative Agent on or before March 1st and September 1st, respectively. The December 31st Reserve Report will be prepared by Ryder Scott Company or any other independent petroleum engineering firm chosen by Company and reasonably acceptable to the Administrative Agent (collectively, the “Approved Engineers”), and the June 30th Reserve Report will be prepared internally by the Credit Parties in a form reasonably acceptable to the Administrative Agent.
The Borrowing Base will also be subject to interim reductions in connection with (a) any asset dispositions of oil and gas properties (including, but not limited to, disposition by the Company of Equity Interests in any Borrower or any Guarantor holding oil and gas properties and, for the avoidance of doubt, casualty/condemnation events), (b) hedge unwinds or terminations, and (c) title defects, if the aggregate value attributed thereto (when aggregated with all such dispositions, hedge events or title defects) in the Borrowing Base (as determined by the Administrative Agent) is in excess of 5.0% of the then-current Borrowing Base in between Scheduled Borrowing Base Redeterminations. With respect to interim redeterminations on account of title defects, the Company shall have a period of 45 days to cure or correct such title defects before a redetermination on account of such title defects is made effective.
Commencing after the First Scheduled Borrowing Base Redetermination, the Administrative Agent, at the request of the Majority RBL Lenders, and the Borrowers, each may request one additional unscheduled Borrowing Base redetermination during each period between scheduled Borrowing Base redeterminations (each, a “Wild Card Redetermination”).
Decisions regarding the amount of the Borrowing Base (including the initial Borrowing Base) will be made at the sole discretion of the RBL Lenders in accordance with their normal and customary oil and gas lending criteria as it exists at the particular time and as specified in the Credit Documentation. Increases in the amount of the Borrowing Base will require approval of all RBL Lenders, and decreases or maintenance of the amount of the Borrowing Base will require approval of the Required RBL Lenders.

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III. Certain Payment Provisions
Fees and Interest Rates:	As set forth on Annex I.
Principal Payments of RBL Loans:	On the Maturity Date.
Principal Payments of Term Loans
Beginning on the date that is the last day of the first full fiscal quarter following the Closing Date, based upon the following schedule:
(a) 1.00% of the Term Loans made on the Closing Date due and payable in the first year of payments, in quarterly principal payments;
(b) 3.00% of the Term Loans made on the Closing Date due and payable in the second year of payments, in quarterly principal payments; and
(c) 5.00% of the Term Loans made on the Closing Date due and payable in the third and fourth year of payments, in quarterly principal payments.

Remaining balance due and payable in full on the Maturity Date.
Voluntary Prepayments:	Voluntary prepayments of Loans are permitted without premium or penalty (but subject to payment of applicable breakage costs, if any, except in the event of a payment made on account of the Anti-Hoarding Prepayment Provision) in minimum amounts and with prior notices to be agreed, except in the event of a payment made on account of the Anti-Hoarding Prepayment Provision. Voluntary prepayments shall be applied as mutually agreed.
Mandatory Prepayments:
If as a result of (a) a Scheduled Borrowing Base Redetermination, (b) a Wild Card Redetermination, or (c) a Borrowing Base reduction in connection with asset dispositions, hedge unwinds or terminations, and title defects as further described in the “Borrowing Base” section, the sum of outstanding RBL Loans and Letter of Credit obligations exceeds the RBL Commitments (a “Borrowing Base Deficiency”), a Borrowing Base Deficiency shall exist, then the Borrowers will be required to take one or more of the following actions to cure such Borrowing Base Deficiency:
(1) within 30 days after the occurrence of such Borrowing Base Deficiency, execute and deliver mortgages encumbering additional Borrowing Base Properties acceptable to the Administrative Agent and the Required RBL Lenders in their sole discretion (accompanied by acceptable engineering reports, and if necessary to comply with the title covenant title information, with respect to such properties) to the extent necessary to eliminate such Borrowing Base Deficiency;
(2) within 30 days after the occurrence of such Borrowing Base Deficiency, first to prepay the RBL Loans and second to cash collateralize Letter of Credit obligations, in an amount sufficient to eliminate such Borrowing Base Deficiency; or

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(3) first to prepay the RBL Loans and second to cash collateralize Letter of Credit obligations, in an amount sufficient to eliminate such Borrowing Base Deficiency in 6 equal monthly installments with interest beginning on the 30th day after the Borrowers’ receipt of notice of such Borrowing Base Deficiency from the Administrative Agent (as such Borrowing Base Deficiency may be reduced during such six-month period as a result of a Borrowing Base redetermination or other adjustment of the Borrowing Base);
provided, that if the Borrowing Base is reduced as the result of an asset disposition, unwind or termination of hedge arrangements, or title defects, and a Borrowing Base Deficiency results from such reduction, then on the first business day after (x) with respect to asset dispositions, such net cash proceeds from such asset disposition is received, (y) with respect to title defects, on the first business day after such Borrowing Base is reduced, or (z) with respect to hedge unwinds or terminations, on the day net cash proceeds are received, the Borrowers shall prepay the Loans and cash collateralize Letter of Credit obligations in an amount sufficient to eliminate such Borrowing Base Deficiency. Additionally, any Borrowing Base Deficiency resulting from a voluntary termination of Commitments shall be required to be eliminated on the date of such termination.

In addition, mandatory prepayments of the Term Loans shall be required under certain standard and customary circumstances to be agreed, including, without limitation, that the Credit Parties shall prepay the Term Loans (i) in an amount equal to 100% of the net cash proceeds of the sale or other disposition of any property or assets of the Credit Parties or any of their respective subsidiaries (except for ordinary course, de minimis and other asset sales to be agreed) or receipt of insurance or condemnation proceeds (subject to minimum amounts to be agreed and (ii) in connection with the issuance of certain equity and unpermitted post-petition debt.

Anti-Cash Hoarding Payment Provision
If, at any time Loans or Letters of Credit are outstanding, the Consolidated Cash Balance (to be defined in a manner to be agreed and with customary exceptions to be agreed ) exceeds a Consolidated Cash Balance Limit of $15 million as of the end of the last business day of any week, then the Borrowers shall, within three business days, prepay the RBL Loans in an aggregate principal amount equal to such excess until no RBL Loans are outstanding and thereafter in prepayment of the Term Loans, and if any excess remains after prepaying all of the Loans as a result of any exposure with respect to Letters of Credit, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral (the “Anti-Hoarding Prepayment Provision”).

Optional Commitment Reductions:	Commitments may be reduced by the Borrowers in minimum increments of $5 million or terminated in whole without penalty (other than breakage costs, if any). Optional reductions in Commitments which result in credit exposure exceeding the Commitments, as so reduced, shall be accompanied by concurrent payments sufficient to eliminate such excess.
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IV. Certain Conditions Precedent
The availability of the Facilities shall be conditioned upon satisfaction of customary conditions precedent to be agreed (the date upon which all such conditions precedent shall be satisfied or waived, the “Closing Date”), including without limitation (x) compliance with the Anti-Hoarding Prepayment Provision, (y) entry of a final order of the Bankruptcy Court confirming the Plan (as defined in the Restructuring Support Agreement) that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument or rehearing shall have been denied, resulted in no modification of such order or has otherwise been dismissed with prejudice, and (z) each Lender shall have received its pro rata share of the Equity Exit Fee (as such term is defined in the term sheet attached as Exhibit A to the Restructuring Support Agreement dated as of May [__], 2020, among the Debtors (as defined in the Restructuring Support Agreement), BOKF in its capacity as administrative agent under the Existing Credit Agreement, the lenders under the Existing Credit Agreement party thereto, and the other consenting parties thereto).

V. Certain Documentation Matters
The Credit Documentation shall contain representations, warranties, covenants and events of default customary for financings of this type and other terms to be mutually agreed, without limitation:
Representations and Warranties:	Including, without limitation, the following representations and warranties to be made by the Borrowers and the Guarantors, subject to customary exceptions, baskets and materiality qualifiers to be agreed: Organization; Powers; Authority; Enforceability; Approvals; No Conflicts; Financial Condition; No Material Adverse Effect; Litigation; Environmental Matters; Compliance with Laws and Agreements; No Defaults; Validity and Priority of Security Interest in the Collateral; Margin Regulation and Investment Company Act; Taxes; ERISA; Disclosure of Written Information; No Material Misstatements; Insurance; Restriction on Liens; Subsidiaries; Location of Business and Offices; Properties; Titles; Maintenance of Properties; Effectiveness and No Default of Material Agreements; Gas Imbalances, Prepayments; Marketing of Production; Swap Agreements; Intellectual Property; Personal Property; Use of Loans and Letters of Credit; Solvency of Company and its subsidiaries on a consolidated basis; Line of Business and International Operations; Anti-Corruption Laws, Anti-Money Laundering Laws, Anti-Terrorism Laws, OFAC, FCPA, Sanctions, PATRIOT Act; Beneficial Ownership Certification; EEA/UK Financial Institution; Deposit Accounts and Securities Accounts; Licenses, Permits, etc.; Fiscal Year; Senior Debt Status; and others as may be determined in accordance with the Documentation Principles.
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Affirmative Covenants:	Including, without limitation, the following affirmative covenants applicable to the Borrowers, the Guarantors and their respective subsidiaries, subject to customary exceptions, baskets and materiality qualifiers to be agreed: Financial Statements; Notices of Default; Notices of other Material Events; Existence; Conduct of Business; Payment of Taxes (other than taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been made in accordance with GAAP); Performance of Obligations under Loan Documents; Operation and Maintenance of Properties; Information Regarding Borrowers and Guarantors; Insurance; Books and Records; Inspection Rights; Compliance with Laws (including, but not limited to, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, OFAC, FCPA, Anti-Terrorism Laws, and similar laws); Environmental Matters; Further Assurances; Reserve Reports; Title Information (requiring evidence of not less than 85% of the total value of the proved oil and gas properties evaluated in the most recently delivered reserve report); Additional Collateral; Additional Guarantors; ERISA Compliance; Permits, Licenses, etc.; Required Hedging of at least (1) 75% of the projected proved, developed producing oil and gas reserves of the Credit Parties for the two years immediately after the Closing Date and (2) 50% of the projected proved, developed producing oil and gas reserves of the Credit Parties for the third year after the Closing Date; and others as may be determined in accordance with the Documentation Principles.
Financial Covenants:
To include the following:
Net Leverage Ratio: The Company will not permit, as of the last day of any fiscal quarter beginning with the first full fiscal quarter ending after the Closing Date, the ratio of total funded debt (to be defined in a manner to be agreed) (net of unrestricted cash up to an amount to be agreed) of the Company and its consolidated subsidiaries as of such time to Consolidated EBITDAX (to be defined in a manner to be agreed, but to include, without limitation, customary add-backs for extraordinary losses, unusual and actual non-recurring costs and expenses reducing consolidated net income, actual transaction costs incurred in connection with certain acquisitions, debt and equity issuances (regardless of whether or not consummated), and certain actual costs and expenses incurred in connection with the Company’s bankruptcy proceedings, subject in each case to caps to be agreed) for the four fiscal quarters ending on the last day of such fiscal quarter, to be greater than (a) beginning with the first full fiscal quarter ending after the Closing Date through and including the fiscal quarter ending on March 31, 2021, 4.00 to 1.00, (b) from the fiscal quarter ending on June 30, 2021 through and including the fiscal quarter ending on June 30, 2022, 3.75 to 1.00, and (c) thereafter, 3.50 to 1.00. For the first full fiscal quarter ending after the Closing Date, Consolidated EBITDAX shall be Consolidated EBITDAX for such three-month period multiplied by 4; (y) for the second full fiscal quarter ending after the Closing Date, Consolidated EBITDAX shall be Consolidated EBITDAX for such 6-month period multiplied by 2; and (C) for the third full fiscal quarter ending after the Closing Date, Consolidated EBITDAX shall be Consolidated EBITDAX for such 9-month period multiplied by 4/3.
Current Ratio: The Company will not permit, as of the last day of any fiscal quarter beginning with the first full fiscal quarter ending after the Closing

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Date, the ratio of (i) consolidated current assets (including amounts then available to be drawn under the RBL Facility but excluding any non-cash assets under ASC 815 and any cash collateral) to (ii) consolidated current liabilities (excluding non-cash obligations under ASC 815 and current maturities of long-term indebtedness), to be less than 0.50 to 1.00.
Interest Coverage Ratio: The Company will not permit, as of the last day of any fiscal quarter beginning with the first full fiscal quarter ending after the Closing Date, the ratio of Consolidated EBITDAX for the four fiscal quarters ending on the last day of such fiscal quarter, to total cash interest charges, to be less than 2.50 to 1.00.
For the first full fiscal quarter ending after the Closing Date, Consolidated EBITDAX shall be Consolidated EBITDAX for such three-month period multiplied by 4; (y) for the second full fiscal quarter ending after the Closing Date, Consolidated EBITDAX shall be Consolidated EBITDAX for such 6-month period multiplied by 2; and (C) for the third full fiscal quarter ending after the Closing Date, Consolidated EBITDAX shall be Consolidated EBITDAX for such 9-month period multiplied by 4/3.
For the first full fiscal quarter ending after the Closing Date, total cash interest charges shall be total cash interest charges for such three-month period multiplied by 4; (y) for the second full fiscal quarter ending after the Closing Date, total cash interest charges shall be total cash interest charges for such 6-month period multiplied by 2; and (C) for the third full fiscal quarter ending after the Closing Date, total cash interest charges shall be total cash interest charges for such 9-month period multiplied by 4/3.

Negative Covenants:	Including, without limitation, the following negative covenants to be applicable to the Borrowers, the Guarantors and their subsidiaries, subject to customary exceptions, baskets and materiality qualifiers to be agreed: Limitations on: Debt; Liens; Restricted Payments (Dividends, Distributions and Redemptions); Investments, Loans and Advances; Nature of Business; No Foreign Subsidiaries or International Operations; Proceeds of Loans; Anti-Corruption Laws and Sanctions; ERISA Compliance; Sale or Discount of Receivables; Mergers, Etc.; Sale of Properties, including Sale-Leasebacks; Environmental Matters; Transactions with Affiliates; Subsidiaries; Restrictive Agreements; Gas Imbalances, Take-or-Pay or Other Prepayments; Swap Agreements; Deposit Accounts and Securities Accounts; Fiscal Year and Quarter; Accounting Changes; Repayment of certain Debt; Marketing Activities; Amendments or Waivers of Organizational Documents; Capital Expenditures and others as may be determined in accordance with the Documentation Principles.
Events of Default:	Including, without limitation, the following events of default to be applicable to the Borrowers, the Guarantors and their subsidiaries, subject to customary exceptions, grace/cure periods, and materiality qualifiers to be agreed: Nonpayment of principal of any loan or any reimbursement obligation in respect of a letter of credit disbursement when due; nonpayment of interest, fees or other amounts after a grace period of three (3) business days, in each case, under the Facilities; inaccuracy of representations and warranties;
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violation of covenants (subject, in the case of certain customary affirmative covenants, to a grace period of 30 days); cross-default to material debt, including hedges; bankruptcy events; ERISA events; material judgments; change of control; any of the Credit Documentation or any material provision therein ceases to be in full force and effect and valid, binding and enforceable; loss of perfection with respect to a material portion of the Collateral; and others as may be determined in accordance with the Documentation Principles.
Documentation Principles:
The definitive documentation relating to the Facilities (the “Credit Documentation”) will contain the terms and conditions set forth herein and, to the extent not provided for herein, will give due regard and take into account (a) the operational  and strategic requirements of the Borrowers’ and their subsidiaries in light  of their capitalization, size, business, industry and the Borrowers’ proposed business plan, (b) any changes in jurisdictions of organization for the Credit Parties, (c) any operational changes and changes in size resulting from asset sales completed on or before the Closing Date, (d) updates in law and market practice and changes in the financial and credit markets (including internal requirements of the Administrative Agent or the Lenders to document any of the foregoing) and other changes, in each case deemed appropriate by the Administrative Agent and the Lenders, and (e) administrative, agency and operational requirements of the Administrative Agent (collectively, the “Documentation Principles”).

Remedies:	Usual and customary with the Administrative Agent, acting on behalf of the Secured Parties and at the direction of the Majority Lenders.
Voting:
Amendments and waivers with respect to the Credit Documentation shall require the approval of the Borrowers and the Majority Lenders, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) extensions of the scheduled date of maturity, (ii) reductions in the rate of interest (other than a waiver of default rate interest which may be reduced or waived by the Majority Lenders) or any fee or extensions of any due date thereof, (iii) increases in the amount or extensions of the expiry date of any Lender’s commitment and (iv) changes to application of proceeds, (b) the consent of all the RBL Lenders or the Required RBL Lenders, as applicable, shall be required with respect to modifications of the Borrowing Base, (c) the consent of all Lenders shall be required with respect to (i) modifications of any of the voting percentages and (ii) releases of all or substantially all guarantors or collateral (unless otherwise permitted by the Credit Documentation), (d) the consent of the Majority Term Lenders shall be required with respect to certain matters regarding the Term Facility, and (e) the consent of the Majority RBL Lenders shall be required with respect to certain matters regarding the RBL Facility. Further, amendments and waivers of the mandatory prepayment requirements under the Term Facility shall only require the consent of the Borrowers and the Majority Term Lenders.

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Release of Collateral and Guarantors:	Usual and customary, including, without limitation, no release of all or substantially all guarantors or all or substantially all of the collateral until all Secured Obligations have been paid (other than contingent indemnification obligations as to which no claim has been made and other Secured Obligations as to which arrangements satisfactory to the holders of such obligations have been made), commitments terminated, the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made), the termination of all Lender Swap Agreements (other than Lender Swap Agreements as to which arrangements satisfactory to the applicable Lender Swap Counterparty have been made), and the termination of all Bank Products (other than Bank Products as to which arrangements satisfactory to the applicable Bank Products Provider have been made).
Assignments and Participations:
The Lenders shall be permitted to assign all or a portion of their Loans and commitments with the consent, not to be unreasonably withheld, of:
(a) the Borrowers, unless (i) the assignee is a Lender, an affiliate of a Lender or an approved fund (provided that, the Borrowers shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) business days after having received notice thereof) or (ii) an Event of Default has occurred and is continuing;
(b) with respect to assignments of (i) Loans and commitments under the RBL Facility (unless the assignee is a RBL Lender, an affiliate thereof or an approved fund) and (ii) Term Loans (unless the assignee is a Lender, an affiliate thereof, or an approved fund), the Administrative Agent; and
(c) with respect to assignments of Loans and commitments under the RBL Facility, the Issuing Bank.
In the case of partial assignments (other than to another Lender, to an affiliate of a Lender or an approved fund), the minimum assignment amount shall be $5 million, in each case unless otherwise agreed by the Borrowers and the Administrative Agent. The Lenders shall also be permitted to sell participations in their Loans. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions (provided that (1) no participant shall be entitled to receive any greater payment than its participating Lender would have been entitled to receive except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority made subsequent to the Closing Date that occurs after the participant acquired the applicable participation and (2) the applicable Lender shall retain the sole right to approve any amendment, modification or waiver but such participation agreement may provide that such applicable Lender will not, without the consent of its participant, agree to any amendment, modification or waiver that affects such participant and for which such Lender would have consent rights). Pledges of Loans in accordance with applicable law shall be permitted without restriction.

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Promissory notes shall be issued under the Facilities only upon request. No assignments or participations shall be permitted to be made to any Borrower or any of its respective affiliates or to natural persons.

Yield Protection; Etc:	The Credit Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy or other requirements of law, and from the imposition of or changes in withholding or other taxes (including reflecting that both (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall, in the case of each of the foregoing clause (x) and clause (y), be deemed to be a change in law after the Closing Date regardless of the date enacted, adopted or issued), (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Eurodollar Loan on a day other than the last day of an interest period with respect thereto (other than any such repayment on account of the Anti-Hoarding Prepayment Provision), and (c) concerning defaulting lenders.
Expenses and Indemnification:
The Credit Documentation shall provide for the reimbursement of usual and customary expenses of the Administrative Agent, the Arranger, the Lenders and the Issuing Bank on terms consistent with the Documentation Principles.

The Credit Documentation shall provide for the Borrowers to indemnify the Administrative Agent, the Arranger, the Lenders and the Issuing Bank (together with their respective affiliates (and controlling persons) and the respective officers, directors, employees, agents, members (and successors and permitted assigns) of each of the foregoing) and hold them harmless from and against costs, expenses and liabilities on terms consistent with the Documentation Principles (with customary exceptions, including exceptions for gross negligence or willful misconduct of indemnified parties).

Other:	Credit Documents will include customary defaulting lender provisions, Bail-In provisions, Beneficial Ownership Certification provisions, Qualified Financial Contracts provisions, LLC Division provisions, LIBOR replacement provisions, lender replacement provisions, and others on terms consistent with the Documentation Principles.
Governing Law and Forum:	State of Oklahoma
Counsel to the Administrative Agent:	Frederic Dorwart, Lawyers PLLC and Bracewell LLP.

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Annex I
Interest and Certain Fees

Interest Rate Options:
The Borrowers may elect that the Loans comprising each borrowing bear interest at a rate per annum equal to (a) an adjusted base rate to be defined in a manner to be agreed (“ABR”) plus the applicable margin with respect thereto (as described below) (“ABR Loans”) and (b) LIBOR (to be defined in a manner to be agreed) plus the applicable margin with respect thereto (as described below) (“LIBOR Loans”).

Interest Rates:
Term Loans:

•LIBOR Loans: LIBOR plus 6.25% per annum (subject to a 1.00% floor)
•ABR Loans: ABR plus 5.25% per annum (subject to a 1.00% floor)

RBL Loans:

•LIBOR Loans: LIBOR plus 5.25% per annum (subject to a 1.00% floor)
•ABR Loans: ABR plus 4.25% per annum (subject to a 1.00% floor)

Interest Period; Payments:
In the case of LIBOR Loans, (a) the Borrowers may select interest periods of one, two, three, or six months, in each case subject to availability, and (b) interest shall be payable at the end of the selected interest period, but no less frequently than every three months.
In the case of ABR Loans, interest shall be payable quarterly in arrears.

Upfront Commitment/Exit Fees:	The Borrowers shall pay to the Administrative Agent for the account of each Lender an upfront commitment/exit fee equal to 1.75% of the aggregate Term Commitment and RBL Commitment of such Lender, which fees shall be due and payable on the Closing Date.
Unused Commitment Fees:
The Borrowers shall pay to the Administrative Agent for the account of each RBL Lender an unused commitment fee, which shall accrue at 0.50% per annum on the average daily amount of the unused amount of the RBL Commitment of such RBL Lender. Accrued commitment fees shall be payable quarterly in arrears and on the date that is the earlier of the Maturity Date and the date of termination of the RBL Commitments.

Letter of Credit Fees:
The Borrowers shall pay a participation fee on all outstanding Letters of Credit at a per annum rate equal to 5.25% on the average daily undrawn stated face amount of each such Letter of Credit. Such participation fee shall be shared ratably among the RBL Lenders and shall be payable quarterly in arrears. In addition, cash collateralization of Letter of Credit obligations shall be at 105% of the Letter of Credit exposure amount.
A fronting fee equal to 0.125% per annum on the average daily undrawn stated face amount of each Letter of Credit, shall be payable quarterly in arrears to the Issuing Bank for its own account. In addition, customary administrative, issuance, amendment, payment and negotiation charges shall be payable to the Issuing Bank for its own account.
During the continuation of an Event of Default, Letter of Credit participation fees shall increase by 3.00% per annum over the then applicable rate; provided that, such increase shall be automatic in the event of a payment default, a bankruptcy related default and failure to provide default notice default, and only at the election of the Majority RBL Lenders in the case of all other defaults.

Default Rate:	During the continuation of an Event of Default, all Loans shall bear interest at 3.00% per annum above the then applicable rate; provided that, such increase shall be automatic in the event of a payment default, a bankruptcy related default and failure to provide default notice default, and only at the election of the Majority Lenders in the case of all other defaults.
Rate and Fee Basis:	All commitment fees and all per annum rates shall be calculated on the basis of a year of 360 days (or 365/366 days, in the case of ABR Loans bearing interest based on the “prime rate”) for actual days elapsed.

Exhibit 3 to Restructuring Term Sheet

Employment Agreement Term Sheet for David T. Merrill

Execution Version

EMPLOYMENT AGREEMENT TERM SHEET

May 22, 2020

This non-binding Term Sheet is a summary of certain material terms concerning the employment of David Merrill (“Executive”) by Unit Corporation (the “Company”). This Term Sheet does not include descriptions of all the terms, conditions and other provisions that would be included in an employment agreement. This Term Sheet is subject to a comprehensive employment agreement incorporating its terms and other terms mutually agreed upon by Mr. Merrill and the Company. No legal obligation of any kind shall arise with respect to the matters set forth in this Term Sheet, unless and until a definitive written agreement is executed and delivered by all parties.

Provision	Terms
Title; Reporting	Executive’s title will be Chief Executive Officer and President. Executive will report to the Board of Directors of the Company (the “Board”).
Term
One year (the “Initial Term”). On the first anniversary of the Initial Term and each anniversary thereafter, the Company may, at its option, extend the term of the Agreement for an additional one year (any such extended term, the “Renewal Term”).

Such employment will be “at-will” employment and may be terminated at any time by either party upon written notice.

Base Salary	$545,000
Annual Bonus Opportunity	Executive may be eligible for a discretionary annual cash bonus, subject to the achievement of specific goals and targets as may be determined by the Board in its discretion.
Benefits	Executive will be eligible to participate in employee benefit plans as in effect from time to time (“Company Benefit Plans”), on the same basis as other similarly-situated executives of the Company.
Nonqualified Deferred Compensation Plans	Executive will be entitled to continued participation in any nonqualified deferred compensation plans in which he is already a participant.
Severance
By the Company Without Cause or by Executive for Good Reason during the Initial Term or any Renewal Term, or upon the Company’s non-renewal of the Initial Term or any Renewal Term:

•$750,000 cash payment payable in 12 monthly installments in accordance with payroll practices
•Payment of vested amounts under nonqualified deferred compensation plans

•Accrued rights

In the event of termination of Executive’s employment for any other reason, Executive will be entitled to receive any accrued but unpaid Base Salary through the date of termination and will not receive any other payments or benefits.

Receipt of severance payments is conditioned upon the execution of a release of claims in favor of the Company.

Cause
“Cause” means (i) Executive’s indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) Executive’s continued failure to perform Executive’s duties hereunder or to follow the lawful direction of the Board (for any reason other than illness or physical or mental incapacity) or a material breach of fiduciary duty, (iii) Executive’s theft, fraud, or dishonesty with regard to the Company or any of its Affiliates or in connection with Executive’s duties, (iv) Executive’s material violation of the Company’s code of conduct or similar written policies, including, without limitation, the Company’s sexual harassment policy, (v) Executive’s willful misconduct unrelated to the Company or any of its Affiliates having, or likely to have, a material negative impact on the Company or any of its Affiliates (economically or its reputation), (vi) an act of gross negligence or willful misconduct by the Executive that relates to the affairs of the Company or any of its Affiliates, or (vii) material breach by Executive of any provisions of this Agreement.

Good Reason
“Good Reason” means without Executive’s consent, (i) any material diminution in Executive’s responsibilities, authorities, title or duties, (ii) any material reduction in Executive’s Base Salary (except for across-the-board salary reductions similarly affecting all or substantially all senior management-level employees of the Company), (iii) a requirement that Executive relocate more than fifty (50) miles away from Executive’s principal place of employment and Executive’s principal place of residence, (iv) the Executive no longer reporting to the Board or (v) a material breach by the Company of any material provisions of this Agreement; provided, that no event described in clause (i), (ii), (iii) or (iv) shall constitute Good Reason unless (A) Executive has given the Company written notice of the termination, setting forth the conduct of the Company that is alleged to constitute Good Reason, within sixty (60) days following the occurrence of such event, and (B) Executive has provided the Company at least sixty (60) days following the date on which such notice is provided to cure such conduct and the Company has failed to do so. Failing such cure, a termination of employment by Executive for Good Reason shall be effective on the day following the expiration of such cure period.

Restrictive Covenants
Executive’s employment agreement will contain the following restrictive covenants: non-competition and non-solicitation of customers/vendors/suppliers during employment and for twelve (12) months following termination of employment; non-solicitation and non-hire of the Company’s employees or contractors during employment and for twelve (12) months following termination of employment; perpetual confidentiality; perpetual non-disparagement; intellectual property assignment.

Non-competition restrictive covenant will not apply if the Company terminates

 Executive without Cause or Executive resigns for Good Reason.

For purposes of the restrictive covenants, “Competitive Business” means any oil and natural gas exploration and production company with primary properties within 50 miles of the Company’s existing primary properties.

Exhibit 4 to Restructuring Term Sheet

Employment Agreement Term Sheet for Mark E. Schell

Execution Version
EMPLOYMENT AGREEMENT TERM SHEET

May 22, 2020

This non-binding Term Sheet is a summary of certain material terms concerning the employment of Mark Schell (“Executive”) by Unit Corporation (the “Company”). This Term Sheet does not include descriptions of all the terms, conditions and other provisions that would be included in an employment agreement. This Term Sheet is subject to a comprehensive employment agreement incorporating its terms and other terms mutually agreed upon by Mr. Schell and the Company. No legal obligation of any kind shall arise with respect to the matters set forth in this Term Sheet, unless and until a definitive written agreement is executed and delivered by all parties.

Provision	Terms
Title; Reporting
Executive’s title will be Senior Vice President, Corporate Secretary and General Counsel.
Executive will report to the Chief Executive Officer of the Company or Board of Directors of the Company (the “Board”).

Term
One year (the “Initial Term”). On the first anniversary of the Initial Term and each anniversary thereafter, the Company may, at its option, extend the term of the Agreement for an additional one year (any such extended term, the “Renewal Term”).
Such employment will be “at-will” employment and may be terminated at any time by either party upon written notice.

Base Salary	$492,000
Annual Bonus Opportunity	Executive may be eligible for a discretionary annual cash bonus, subject to the achievement of specific goals and targets as may be determined by the Board in its discretion.
Benefits	Executive will be eligible to participate in employee benefit plans as in effect from time to time (“Company Benefit Plans”), on the same basis as other similarly-situated executives of the Company.
Nonqualified Deferred Compensation Plans	Executive will be entitled to continued participation in any nonqualified deferred compensation plans in which he is already a participant.
Severance
By the Company Without Cause or by Executive for Good Reason during the Initial Term or any Renewal Term, or upon the Company’s non-renewal of the Initial Term or any Renewal Term:

•$750,000 cash payment payable in 12 monthly installments in accordance with payroll practices

•Payment of vested amounts under nonqualified deferred compensation plans
•Accrued rights

In the event of termination of Executive’s employment for any other reason, Executive will be entitled to receive any accrued but unpaid Base Salary through the date of termination and will not receive any other payments or benefits.

Receipt of severance payments is conditioned upon execution of a release of claims in favor of the Company.

Cause
“Cause” means (i) Executive’s indictment for, conviction of, or a plea of guilty or no contest to, any indictable criminal offence or any other criminal offence involving fraud, misappropriation or moral turpitude, (ii) Executive’s continued failure to perform Executive’s duties hereunder or to follow the lawful direction of the Chief Executive Officer of the Company or the Board (for any reason other than illness or physical or mental incapacity) or a material breach of fiduciary duty, (iii) Executive’s theft, fraud, or dishonesty with regard to the Company or any of its Affiliates or in connection with Executive’s duties, (iv) Executive’s material violation of the Company’s code of conduct or similar written policies, including, without limitation, the Company’s sexual harassment policy, (v) Executive’s willful misconduct unrelated to the Company or any of its Affiliates having, or likely to have, a material negative impact on the Company or any of its Affiliates (economically or its reputation), (vi) an act of gross negligence or willful misconduct by the Executive that relates to the affairs of the Company or any of its Affiliates, or (vii) material breach by Executive of any provisions of this Agreement.

Good Reason
“Good Reason” means without Executive’s consent, (i) any material diminution in Executive’s responsibilities, authorities, title or duties, (ii) any material reduction in Executive’s Base Salary (except for across-the-board salary reductions similarly affecting all or substantially all senior management-level employees of the Company), (iii) a requirement that Executive relocate more than fifty (50) miles away from Executive’s principal place of employment and Executive’s principal place of residence, (iv) the Executive no longer reporting to the Chief Executive Officer of the Company or the Board or (v) a material breach by the Company of any material provisions of this Agreement; provided, that no event described in clause (i), (ii), (iii) or (iv) shall constitute Good Reason unless (A) Executive has given the Company written notice of the termination, setting forth the conduct of the Company that is alleged to constitute Good Reason, within sixty (60) days following the occurrence of such event, and (B) Executive has provided the Company at least sixty (60) days following the date on which such notice is provided to cure such conduct and the Company has failed to do so. Failing such cure, a termination of employment by Executive for Good Reason shall be effective on the day following the expiration of such cure period.

Restrictive Covenants
Executive’s employment agreement will contain the following restrictive covenants: non-competition and non-solicitation of customers/vendors/suppliers during employment and for twelve (12) months following termination of employment; non-solicitation and non-hire of employees/contractors during employment and for twelve (12) months following termination of employment;

perpetual confidentiality; perpetual non-disparagement; intellectual property assignment.

Non-competition restrictive covenant will not apply if the Company terminates Executive without Cause or Executive resigns for Good Reason.

For purposes of the restrictive covenants, “Competitive Business” means any oil and natural gas exploration and production company with primary properties within 50 miles of the Company’s existing primary properties.

Exhibit B to the Restructuring Support Agreement
Form of Joinder Agreement

Form of Joinder Agreement
This joinder (this “Joinder”) to the Restructuring Support Agreement (the “Agreement”),3 dated as of May 22, 2020, by and among (i) Unit Corporation and each of the subsidiaries set forth in Schedule 1 to the Agreement, and (ii) the Restructuring Support Parties, is executed and delivered by [________________] (the “Joining Party”) as of [________________].
1.Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder as Annex 1 (as the same has been or may be hereafter amended, restated, or otherwise modified from time to time in accordance with the provisions thereof). The Joining Party shall hereafter be deemed to be a Party for all purposes under the Agreement and one or more of the entities comprising the Restructuring Support Parties, as applicable.
2.Representations and Warranties. The Joining Party hereby represents and warrants to each other Party to the Agreement that, as of the date hereof, such Joining Party (a) is the legal or beneficial holder of, and has all necessary authority (including authority to bind any other legal or beneficial holder) with respect to, the claims identified below its name on the signature page hereof, and (b) makes, as of the date hereof, the representations and warranties set forth in Section 17 of the Agreement to each other Party.
3.Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require or permit the application of the law of any other jurisdiction.
4.Notice. All notices and other communications given or made pursuant to the Agreement shall be sent to:
To the Joining Party at:
[JOINING PARTY]
[ADDRESS]
Attn:
Facsimile: [FAX]
EMAIL:
IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

———————————————————
1 Each capitalized term used herein but not otherwise defined shall have the meaning ascribed to it in the Agreement
1

[JOINING PARTY]

By: ____________________________________
Name:
Title:
Holdings: $__________________ of Debt
         Under the Subordinated Notes Indenture
Holdings: $__________________ of Debt
         Under the RBL Credit Agreement

Annex 1 to the Form of Joinder Agreement
Restructuring Support Agreement